                                                                     Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                                 AVANTGO, INC.

                             GC ACQUISITION, INC.

                          GLOBALWARE COMPUTING, INC.

                                      and

                              THE STOCKHOLDERS OF

                          GLOBALWARE COMPUTING, INC.

                           dated as of May 26, 2000

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commision.

                               Table of Contents
                               -----------------

                                                                                                           Page
                                                                                                           ----
ARTICLE I. THE MERGER.....................................................................................    1
   1.1.   The Merger......................................................................................    1
          ----------
   1.2.   Closing.........................................................................................    1
          -------
   1.3.   Effective Time..................................................................................    2
          --------------
   1.4.   Conversion of Shares............................................................................    2
          --------------------
   1.5.   Company Stock Options...........................................................................    3
          ---------------------
   1.6.   Closing Actions and Deliveries..................................................................    4
          ------------------------------
   1.7.   Adjustment of Exchange Ratio....................................................................    6
          ----------------------------
   1.8.   Stockholders' Waiver of Dissenter Rights........................................................    6
          ----------------------------------------
   1.9.   Taking of Necessary Action; Further Action......................................................    6
          ------------------------------------------

ARTICLE II. CERTAIN MATTERS RELATING TO THE SURVIVING CORPORATION.........................................    6
   2.1.   Certificate of Incorporation of the Surviving Corporation.......................................    6
          ---------------------------------------------------------
   2.2.   By-Laws of the Surviving Corporation............................................................    7
          ------------------------------------
   2.3.   Directors of the Surviving Corporation..........................................................    7
          --------------------------------------
   2.4.   Officers of the Surviving Corporation...........................................................    7
          -------------------------------------

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF AVANTGO AND AVANTGO SUB....................................    7
   3.1.   Existence, Good Standing, Corporate Authority...................................................    7
          ---------------------------------------------
   3.2.   Authorization of Agreement and Other Documents..................................................    7
          ----------------------------------------------
   3.3.   No Violation....................................................................................    8
          ------------
   3.4.   No Brokers......................................................................................    8
          ----------
   3.5.   AvantGo Stock...................................................................................    9
          -------------
   3.6.   Capitalization..................................................................................    9
          --------------
   3.7.   Subsidiaries....................................................................................   10
          ------------
   3.8.   Litigation......................................................................................   10
          ----------
   3.9.   Intellectual Property...........................................................................   11
          ---------------------
   3.10.  Title to Property and Assets....................................................................   11
          ----------------------------
   3.11.  Employee Benefit Plans..........................................................................   12
          ----------------------
   3.12.  Tax Returns and Payments........................................................................   12
          ------------------------
   3.13.  Labor Agreements and Actions....................................................................   12
          ----------------------------
   3.14.  Agreements; Action..............................................................................   12
          ------------------
   3.15.  Disclosure......................................................................................   13
          ----------
   3.16.  No Conflict of Interest.........................................................................   14
          -----------------------
   3.17.  Rights of Registration and Voting...............................................................   14
          ---------------------------------
   3.18.  Manufacturing and Marketing Rights..............................................................   14
          ----------------------------------
   3.19.  Financial Statements............................................................................   14
          --------------------
   3.20.  Changes.........................................................................................   15
          -------
   3.21.  Proprietary Information and Inventions Agreements...............................................   16
          -------------------------------------------------
   3.22.  Permits.........................................................................................   16
          -------
   3.23.  Corporate Documents.............................................................................   16
          -------------------

   3.24.  Real Property Holding Corporation...............................................................   17
          ---------------------------------

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS............................   17
   4.1.   Organization, Standing and Qualification........................................................   17
          ----------------------------------------
   4.2.   Capitalization..................................................................................   17
          --------------
   4.3.   Subsidiaries....................................................................................   18
          ------------
   4.4.   Ownership Interests.............................................................................   18
          -------------------
   4.5.   Constituent Documents...........................................................................   18
          ---------------------
   4.6.   Authorization of Agreement and Other Documents..................................................   18
          ----------------------------------------------
   4.7.   No Violation....................................................................................   19
          ------------
   4.8.   Compliance with Laws--General...................................................................   19
          -----------------------------
   4.9.   Financial Information...........................................................................   20
          ---------------------
   4.10.  Books and Records...............................................................................   20
          -----------------
   4.11.  Accounts Receivables............................................................................   20
          --------------------
   4.12.  Bank Accounts...................................................................................   20
          -------------
   4.13.  Intellectual Property; Company Software.........................................................   21
          ---------------------------------------
   4.14.  Title to Properties.............................................................................   24
          -------------------
   4.15.  Real Estate; Leased Premises....................................................................   24
          ----------------------------
   4.16.  Contracts.......................................................................................   25
          ---------
   4.17.  Insurance.......................................................................................   26
          ---------
   4.18.  Litigation......................................................................................   26
          ----------
   4.19.  Warranties......................................................................................   27
          ----------
   4.20.  Arbitration.....................................................................................   27
          -----------
   4.21.  Taxes...........................................................................................   27
          -----
   4.22.  Employee Benefit Plans..........................................................................   29
          ----------------------
   4.23.  Labor Matters...................................................................................   33
          -------------
   4.24.  Environmental Matters...........................................................................   34
          ---------------------
   4.25.  Interim Conduct of Business.....................................................................   35
          ---------------------------
   4.26.  Affiliated Transactions.........................................................................   36
          -----------------------
   4.27.  Significant Customers and Employees.............................................................   36
          -----------------------------------
   4.28.  Material Adverse Change.........................................................................   37
          -----------------------
   4.29.  Bribes..........................................................................................   37
          ------
   4.30.  Absence of Indemnifiable Claims, etc............................................................   37
          ------------------------------------
   4.31.  No Undisclosed Liabilities......................................................................   37
          --------------------------
   4.32.  No Brokers......................................................................................   37
          ----------
   4.33.  Disclosure......................................................................................   38
          ----------

ARTICLE V. POST-CLOSING COVENANTS.........................................................................   38
   5.1.   Tax Matters.....................................................................................   38
          -----------
   5.2.   Records Retention...............................................................................   39
          -----------------
   5.3.   Voting Agreement................................................................................   39
          ----------------
   5.4.   Employee Matters................................................................................   39
          -----------------

ARTICLE VI. INDEMNIFICATION...............................................................................   40
   6.1.   General.........................................................................................   40
          -------

   6.2.   Certain Definitions.............................................................................   40
          -------------------
   6.3.   The Stockholders' Indemnification Obligations...................................................   40
          ---------------------------------------------
   6.4.   AvantGo's Indemnification Obligations...........................................................   41
          -------------------------------------
   6.5.   Limitation on Indemnification Obligations.......................................................   41
          -----------------------------------------
   6.6.   Adjustment for Insurance........................................................................   42
          ------------------------
   6.7.   Cooperation.....................................................................................   42
          -----------
   6.8.   Subrogation.....................................................................................   42
          -----------
   6.9.   Indemnification Claims Procedures...............................................................   42
          ---------------------------------
   6.10.  Stockholders' Representative....................................................................   43
          ----------------------------

ARTICLE VII. GENERAL PROVISIONS...........................................................................   44
   7.1.   Notices.........................................................................................   44
          -------
   7.2.   Assignment, Binding Effect......................................................................   45
          --------------------------
   7.3.   Entire Agreement................................................................................   45
          ----------------
   7.4.   Amendment.......................................................................................   45
          ---------
   7.5.   Governing Law...................................................................................   46
          -------------
   7.6.   Counterparts....................................................................................   46
          ------------
   7.7.   Headings........................................................................................   46
          --------
   7.8.   Interpretation..................................................................................   46
          --------------
   7.9.   Waivers.........................................................................................   46
          -------
   7.10.  Incorporation...................................................................................   46
          -------------
   7.11.  Severability....................................................................................   46
          ------------
   7.12.  Enforcement of Agreement........................................................................   46
          ------------------------


SCHEDULES
---------
Disclosure Statement
AvantGo Disclosure Statement

EXHIBITS
--------
A  -   Schedule of Stockholders
B  -   Form of Escrow Agreement
C  -   Form of Representation Statement
D  -   Form of Voting Agreement
E  -   Form of Employment Agreement
F  -   AvantGo Counsel Opinion
G  -   Company Counsel Opinion
H  -   Form of Non-Solicitation and Non-Competition Agreement
I  -   Form of AvantGo's Proprietary Information and Inventions Agreement

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is dated as of May 26, 2000 (the

"Agreement") by and among AvantGo, Inc., a Delaware corporation ("AvantGo"), GC
 ---------                                                        -------
Acquisition, Inc., an Illinois corporation and the wholly-owned subsidiary of AvantGo ("AvantGo Sub"), Globalware Computing, Inc., an Illinois corporation
          -----------
(the "Company"), and the stockholders of the Company (the "Stockholders"), each
      -------                                              ------------
of which are listed on Exhibit A attached hereto.  The Stockholders' fully
                       ---------
diluted ownership interests and Proportionate Interests in the Company are listed on Exhibit A attached hereto.
          ---------

                                   RECITALS
                                   --------

     A. The Board of Directors of each of AvantGo and the Company have determined that a business combination between AvantGo and the Company merging their respective businesses is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

     B. The parties to this Agreement intend that (a) for federal income tax purposes, the merger provided for herein shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) the shares of Series E Preferred Stock, par value
              ----
$0.0001 per share, of AvantGo (the "AvantGo Stock") to be issued pursuant to the
                                    -------------
Merger (as defined in Section 1.1 of this Agreement) shall be exempt from registration under the Securities Act of 1933, as amended (the "Securities
                                                                ----------
Act").
---

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be forever bound by the terms set forth herein, do hereby agree as follows:

                                  ARTICLE I.

                                  THE MERGER

          1.1.  The Merger. Upon the terms and subject to the conditions of this
                ----------
Agreement, at the Effective Time (as defined in Section 1.3 of this Agreement), AvantGo Sub shall be merged with and into the Company in accordance with the laws of the State of Illinois and the terms of this Agreement (the "Merger"),
                                                                    ------
whereupon the separate corporate existence of AvantGo Sub shall cease, and the Company shall be the surviving corporation of the Merger (the Company, as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation").
 ---------------------

          1.2.  Closing. Subject to the terms and conditions of this Agreement,
                -------
the closing of the Merger (the "Closing") shall take place at the offices of
                                -------
Perkins Coie LLP, 135 Commonwealth Drive, Menlo Park, CA 94025 at 10:00 a.m. on the date of this Agreement or at such other place date as the parties hereto may otherwise agree. The date of this Agreement is referred to herein as the "Closing Date."
                                        ------------

          1.3.  Effective Time. The parties hereto shall cause articles of
                --------------
merger (the "Articles of Merger") to be properly executed and filed in
             ------------------
accordance with the laws of the State of Illinois and the terms of this Agreement on the Closing Date. The parties hereto shall also take such further actions as may be required under the laws of the State of Illinois in connection with the consummation of the Merger. The Merger shall become effective at such time as the Secretary of State of the State of Illinois issues a certificate of merger, or at such later time as is specified in the Articles of Merger (the "Effective Time"). From and after the Effective Time, the Surviving Corporation
 --------------
shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and AvantGo Sub, all as provided under applicable law.

          1.4.  Conversion of Shares.
                --------------------

                (a)  At the Effective Time:

                     (i) each share of Common Stock, par value $0.0001 per share, of AvantGo Sub outstanding at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, shall be converted into and exchanged for one share of Common Stock, par value $0.0001 per share, of the Surviving Corporation; and

                     (ii) each share of Common Stock, no par value, of the Company (the "Company Capital Stock") outstanding at the Effective Time, by
              ---------------------
virtue of the Merger and without any action on the part of the holders thereof, except as otherwise provided in Section 1.4(d), shall be converted into the right to receive the number of shares of AvantGo Stock equal to the following (the "Exchange Ratio"): (A) 2,113,743; divided by (B) the aggregate number of
      ---------------                  ----------
shares of Company Capital Stock outstanding on a fully diluted basis at the Effective Time (assuming the exercise immediately prior to the Merger of all outstanding rights to acquire Company Capital Stock, whether or not then exercisable). Certain of the shares of AvantGo Stock delivered pursuant to this
Section 1.4(a)(ii) shall be subject to AvantGo's repurchase option as set forth in the Employment Agreements.

                (b) As a condition to the consummation of the Merger, the Stockholders shall be required to deposit 211,373 of the shares of AvantGo Stock to be received by them in the Merger into an escrow account (the "Escrow"),
                                                                  ------
which shares shall be held and released in accordance with the terms of an Escrow Agreement (the "Escrow Agreement") to be entered into by and among
                       ----------------
AvantGo, the Stockholders and a mutually agreeable escrow agent (the "Escrow
                                                                      ------
Agent"), in substantially the form attached hereto as Exhibit B.
-----                                                 ---------
Stockholder shall be required to deposit into Escrow the Stockholder's Proportionate Interest of the total number of shares of AvantGo Stock to be deposited into Escrow. Such shares shall consist of 50% Restricted Shares (as defined in the Employment Agreements) and 50% non-Restricted Shares.

                (c) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Capital Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Company Capital Stock shall thereafter cease to have any rights with respect to such shares of Company Capital Stock, except for the right to receive, without interest, shares of AvantGo Stock in accordance with this Section 1.4 and cash for fractional shares of AvantGo Stock in accordance with Section 1.6 of this Agreement upon the surrender of a certificate (each, a "Certificate") representing such shares of Company Capital Stock in accordance
 -----------
with the provisions of this Article I.

                (d) Each share of Company Capital Stock held by the Company as treasury stock or owned by AvantGo or any Subsidiary of AvantGo at the Effective Time shall be canceled, and no payment shall be made with respect thereto.

                (e)  For purposes of this Agreement, (i) the word "Subsidiary"
                                                                   ----------
when of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries; or (B) such Person or any other Subsidiary of such Person is a general partner, it being understood that representations and warranties of a Person concerning any former Subsidiary of such Person shall be deemed to relate only to the periods during which such former Subsidiary was a Subsidiary of such Person; and (ii) the word "Person" means an individual, a corporation, a limited
                           ------
liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof, or any affiliate (as that term is defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of any of the foregoing.
                             ------------

          1.5.  Company Stock Options.  All options to acquire Company Capital
                ---------------------
Stock (individually, a "Company Option" and collectively, the "Company Options")
                        --------------                         ---------------
outstanding at the Effective Time under the Globalware Computing, Inc. Stock Option Plan (the "Company Stock Plan") shall remain outstanding following the
                  ------------------
Effective Time. At the Effective Time, such Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the Optionees, be assumed by AvantGo in such manner that AvantGo (i) is a corporation (or a parent or a subsidiary corporation of such corporation) "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code; or (ii) to the extent that
Section 424 of the Code does not apply to any such Company Options, would be such a corporation (or a parent or a subsidiary corporation of such corporation) were Section 424 applicable to such option. Each Company Option that AvantGo assumes shall be exercisable upon the same terms and conditions as under the Company Stock Plan and the applicable option agreement issued thereunder, except that (x) the unexercised portion of each such Company Option shall be exercisable for that whole number of shares of Common Stock, par value $0.0001 per share, of AvantGo (the "AvantGo Common") (rounded down to the nearest whole
                            --------------
share) equal to the number of shares of Company Capital Stock subject to the unexercised portion of such Company Option multiplied by the Exchange Ratio; and
(y) the option exercise price per share of AvantGo Common shall be an amount equal to the option exercise price per share of Company Capital Stock subject to such Company Option in effect at the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded up to the nearest full cent). No payment shall be made for fractional interests. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Company Options shall otherwise remain unchanged. As soon as practicable after the Effective Time, AvantGo shall deliver to the Optionees appropriate notices setting forth such Optionees' rights pursuant to such Company Options, as amended by this Section 1.5. AvantGo shall take all corporate actions necessary to reserve for issuance such number of shares of AvantGo Common as will be necessary to satisfy exercises in full of all Company Options after the Effective Time. An "Optionee," as used in this
                                                  --------
Agreement, means a holder of Company Options.

          1.6.  Closing Actions and Deliveries.
                ------------------------------

                (a) Exchange of Certificates Representing Company Capital Stock at Closing.

                     (i) At the Closing, the Stockholders shall deliver to AvantGo Certificates representing each of the issued and outstanding shares of Company Capital Stock, duly endorsed for transfer or with valid stock powers attached, together with a Stockholder Representation Statement in the form attached hereto as Exhibit C (a "Rep. Letter"), duly executed and completed in
                   ---------     -----------
accordance with the instructions thereto, in exchange for shares of AvantGo Stock. At the Closing, immediately following the surrender of the Certificates representing shares of Company Capital Stock, each holder of the shares represented by such Certificates shall receive a Certificate representing the shares of AvantGo Stock to which such holder is entitled pursuant to Section 1.4(a) hereof, which Certificate shall be issued in such holder's name, and shall also receive cash payable in lieu of any fractional shares, after giving effect to any required withholding tax and less any shares subject to vesting pursuant to the Employment Agreements and less the number of shares of AvantGo Stock required to be deposited by such Stockholder into the Escrow pursuant to the terms of Section 1.4 hereof.

                     (ii) As of the Effective Time, AvantGo shall deposit or cause to be deposited with the Escrow Agent Certificates (issued in the name of the Escrow Agent or its nominee) representing the AvantGo Stock deposited in the Escrow ("Escrow Shares"), as described in Section 1.4(b), for the purpose of
         -------------
securing the indemnification obligations of the Stockholders set forth in this Agreement and the Escrow Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof and shall be disbursed in accordance with the terms of the Escrow Agreement. The adoption of this Agreement and the approval of the Merger by the Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the decision of the Stockholders' Representative (as defined in the Escrow Agreement) being binding on behalf of each Stockholder with respect to the subject matter of the Escrow Agreement and for the purpose of the taking of any and all actions and the making of any decisions required or permitted to be taken or made by them under the Escrow Agreement.

                     (iii) No fractional shares of AvantGo Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of AvantGo Stock pursuant to Section 1.4 (which fractional share amounts shall be determined after aggregating each Stockholder's allocation of AvantGo Stock), cash adjustments will be paid to holders in respect of any fractional share of AvantGo Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the fair market value of a share of AvantGo Stock on the Closing Date.

                (b)  Deliveries by the Stockholders and the Company at Closing.
                     ---------------------------------------------------------
In addition to the deliveries to be made at the Closing pursuant to Section 1.6(a) above, the Stockholders and the Company will deliver or cause to be delivered to AvantGo at the Closing the following:

                     (i) the Escrow Agreement executed by each of the Stockholders;

                     (ii) employment agreements with the Surviving Corporation in substantially the form attached hereto as Exhibit E (the "Employment
                                             ---------       ----------
Agreements") executed by the respective Stockholders;
----------

                     (iii) certified copies of the resolutions of the Company's Board of Directors and Stockholders approving and adopting this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby;

                     (iv) the opinion of Schiff Hardin & Waite as to the matters set forth in Exhibit G, subject to customary qualifications, exceptions
                     ---------
and limitations;

                     (v) Non-Solicitation and Non-Competition Agreements in substantially the form attached hereto as Exhibit H executed by each of the
                                          ---------
Stockholders;

                     (vi) Proprietary Information and Inventions Agreements in substantially the form attached hereto as Exhibit I executed by each of the
                                          ---------
Stockholders and each of the Company's other current employees; and

                     (vii) such other customary corporate deliverables as AvantGo shall reasonably request.

                (c)  Deliveries by AvantGo and AvantGo Sub at Closing.  In
                     ------------------------------------------------
addition to the deliveries to be made at the Closing pursuant to Section 1.6(a) above, AvantGo and AvantGo Sub will also deliver or cause to be delivered to the Stockholders at the Closing the following:

                     (i) the Escrow Agreement executed by AvantGo and the Escrow Agent;

                     (ii) Employment Agreements with the Stockholders executed by the Surviving Corporation;

                     (iii) certified copies of the resolutions of AvantGo and AvantGo Sub approving and adopting this Agreement, the AvantGo Ancillary Documents and the transactions contemplated hereby and thereby;

                     (iv) the opinion of Perkins Coie LLP as to the matters set forth in Exhibit F, subject to customary qualifications, exceptions and
             ---------
limitations;

                     (v) Non-Solicitation and Non-Competition Agreements in substantially the form attached hereto as Exhibit H executed by AvantGo;
                                          ---------

                     (vi) Proprietary Information and Inventions Agreements in substantially the form attached hereto as Exhibit I executed by AvantGo; and
                                          ---------

                     (vii) such other customary corporate deliverables as the Stockholders shall reasonably request.

          1.7.  Adjustment of Exchange Ratio. In the event that, subsequent to
                ----------------------------
date of this Agreement but prior to the Effective Time, the outstanding shares of AvantGo capital stock or Company Capital Stock shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted as if the AvantGo Stock had been issued immediately prior to any such transaction.

          1.8.  Stockholders' Waiver of Dissenter Rights. Each Stockholder, by
                ----------------------------------------
the Stockholder's execution of a signature page hereto, hereby waives all of the Stockholder's rights to object to the Merger pursuant to any and all provisions of applicable law concerning rights to dissent from the Merger and to require appraisal of shares of Company Capital Stock, including such Stockholder's rights under Sections 5/11.65 and 5/11.70 of the Illinois Business Corporation Act.

          1.9.  Taking of Necessary Action; Further Action. If, at any time
                ------------------------------------------
after the Effective Time, any further action is necessary or desirable to effect the Merger, to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and AvantGo Sub, the officers and directors of the Company and AvantGo Sub are fully authorized in the name of their respective corporations or otherwise to take, and hereby agree to take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                  ARTICLE II.

                          CERTAIN MATTERS RELATING TO
                           THE SURVIVING CORPORATION

          2.1.  Articles of Incorporation of the Surviving Corporation. The
                ------------------------------------------------------
articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with its terms and pursuant to applicable law.

          2.2.  By-Laws of the Surviving Corporation. The By-Laws of AvantGo
                ------------------------------------
Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with the terms of such By-Laws and pursuant to applicable law and the Certificate of Incorporation of the Surviving Corporation.

          2.3.  Directors of the Surviving Corporation. The directors of AvantGo
                --------------------------------------
Sub at the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, to hold office until their successors are duly appointed or elected in accordance with applicable law.

          2.4.  Officers of the Surviving Corporation. The officers of AvantGo
                -------------------------------------
Sub at the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, to hold office until their successors are duly appointed or elected in accordance with applicable law.

                                 ARTICLE III.

           REPRESENTATIONS AND WARRANTIES OF AVANTGO AND AVANTGO SUB

          AvantGo and AvantGo Sub represent and warrant to the Company and the Stockholders that the statements contained in this Article III are true and correct, except as set forth in the disclosure statement delivered by AvantGo and AvantGo Sub to the Company and the Stockholders concurrently herewith and identified as the "AvantGo Disclosure Statement." All exceptions noted in the
                   ----------------------------
AvantGo Disclosure Statement shall be numbered to correspond to the applicable sections or subsections to which such exception refers.

          3.1.  Existence, Good Standing, Corporate Authority. Each of AvantGo
                ---------------------------------------------
and AvantGo Sub (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation;
(ii) has all requisite power and authority to own or lease, and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted, except where the failure to have such power and authority would not have an AvantGo Material Adverse Effect (as defined herein); and (iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have an AvantGo Material Adverse Effect. The copies of AvantGo's and AvantGo Sub's Certificates of Incorporation and By-Laws previously delivered to the Company are true and correct. For purposes of this Agreement, a "Material Adverse Effect" when used
                                            -----------------------
with respect to any entity means (a) a material adverse effect on the business, results of operations or financial condition of such entity and its subsidiaries, if any, taken as a whole, or (b) a material impairment in the ability of such entity or its subsidiaries to perform any of their obligations under this Agreement or to consummate the Merger.

          3.2.  Authorization of Agreement and Other Documents. The execution
                ----------------------------------------------
and delivery of this Agreement and the other documents executed or to be executed in connection herewith to which AvantGo or AvantGo Sub is a party (including, but not limited to, the Escrow Agreement and the Employment Agreements) (collectively, the "AvantGo Ancillary Documents") have been duly
                                ---------------------------
authorized by the Board of Directors of AvantGo and AvantGo Sub and no other proceedings on the part of AvantGo or AvantGo Sub or their respective stockholders are necessary to authorize the execution, delivery or performance of this Agreement or any AvantGo Ancillary Document. This Agreement is, and, as of the Closing Date, each of the AvantGo Ancillary Documents will be, a valid and binding obligation of AvantGo and/or AvantGo Sub to the extent each is a party thereto, enforceable against AvantGo and/or AvantGo Sub to the extent each is a party thereto in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          3.3.  No Violation. Neither the execution and delivery by AvantGo and
                ------------
AvantGo Sub of this Agreement nor the AvantGo Ancillary Documents, nor the consummation by AvantGo and AvantGo Sub of the transactions contemplated hereby and thereby in accordance with their respective terms, will (a) conflict with or result in a breach of any provisions of the Certificates of Incorporation or By-Laws of AvantGo or AvantGo Sub; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the AvantGo stock option plans, or any grant or award made under any of the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of an increase in any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of AvantGo or AvantGo Sub under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which AvantGo or AvantGo Sub is a party, or by which AvantGo or AvantGo Sub or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have an AvantGo Material Adverse Effect; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to AvantGo or AvantGo Sub, except for any of the foregoing matters which would not have an AvantGo Material Adverse Effect; or (e) other than the approvals and filings provided for in Section 1.3, filings under applicable federal, state and local laws and regulations, the Securities Act, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Filings"), require any material consent,
                                  -------
approval, order or authorization of, or declaration, qualification, designation, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a AvantGo Material Adverse Effect.

          3.4.  No Brokers. AvantGo has not entered into any contract,
                ----------
arrangement or understanding with any person or firm which may result in the obligation of the Company or AvantGo, AvantGo Sub or their respective Subsidiaries to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          3.5.  AvantGo Stock. The issuance and delivery by AvantGo of shares of
                -------------
AvantGo Stock in connection with the Merger and this Agreement will be duly and validly authorized by all necessary corporate action on the part of AvantGo. The shares of AvantGo Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of all preemptive rights, liens, pledges, security interests, claims and other encumbrances and restrictions on voting and transfer (other than those imposed by the this Agreement, any Ancillary Documents, the Employment Agreements and applicable state and federal securities laws). Based in part upon the representations of the Stockholders in the Rep. Letter, the AvantGo Stock to be issued to the Stockholders in the Merger and the AvantGo Common to be issued upon the exercise of Company Options assumed by AvantGo will be issued in compliance with all applicable federal and state securities laws and neither AvantGo nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          3.6.  Capitalization. As of immediately prior to the Closing:
                --------------

                (a)  The total authorized capital stock of AvantGo consists of:

                     (i) 18,472,082 shares of Preferred Stock, (i) 4,434,156 of which shares have been designated Series A Preferred Stock, all of which are issued and outstanding as of the date hereof, (ii) 3,301,886 of which have been designated Series B Preferred Stock, all of which are issued and outstanding as of the date hereof, (iii) 3,736,040 of which have been designated Series C Preferred Stock, all of which are issued and outstanding as of the date hereof,
(iv) 5,000,000 of which have been designated Series D Preferred Stock, 3,726,094 of which are issued and outstanding as of the date hereof and 358,851 of which have been reserved for issuance upon exercise of outstanding warrants to purchase shares of Series D Preferred Stock (the "Series D Warrants") and (v)
                                                  -----------------
2,000,000 of which shares have been designated Series E Preferred Stock, none of which are issued and outstanding as of the date hereof. The rights, privileges and preferences of the Series A, Series B, Series C, Series D and Series E Preferred Stock are as stated in AvantGo's Sixth Amended and Restated Certificate of Incorporation. All issuances of shares of Series A, Series B, Series C and Series D Preferred Stock referenced above have been consummated. The shares of Series A, Series B, Series C and Series D Preferred Stock issued by AvantGo were duly authorized, validly issued, fully paid, nonassessable, free and clear of all liens, pledges, security interests, claims or other encumbrances and restrictions on voting and transfer (other than those imposed by the purchasers thereof), and based in part on the representations made by the purchasers thereof, were exempt from registration under Section 5 of the Securities Act, and the California Corporate Securities Law of 1968, as amended, and were issued in compliance with all other applicable federal and state laws.

                     (ii) 45,000,000 shares of Common Stock, 10,191,809 shares of which are issued and outstanding as of the date hereof. All of the outstanding shares of Common Stock were duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state laws. Other than as described in clause (i) above and in this clause
(ii), there are no shares of AvantGo of any class authorized, issued or outstanding.

                     (iii) AvantGo has reserved 9,213,600 shares of Common Stock for issuance to officers, directors, employees and consultants of AvantGo pursuant to its 1997 Stock Option Plan duly adopted by AvantGo's Board of Directors and approved by AvantGo's stockholders (the "Stock Plan"), of which options to purchase 4,191,336 shares
                   ----------
of Common Stock are outstanding or committed for issuance as of the date hereof, 3,617,309 shares of Common Stock have been issued pursuant to option exercises, 12,500 shares of Common Stock have been issued pursuant to stock grants under the Stock Plan and 464,705 shares are available for future issuance under the Stock Plan. 927,750 shares of Common Stock purchased under options issued pursuant to the Stock Plan have been repurchased by the Company pursuant to the Company's repurchase rights and are no longer available for issuance under the Stock Plan. AvantGo has reserved (A) 4,434,156 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, (B) 3,301,886 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock,
(C) 3,736,040 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock, (D) 5,000,000 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock and (E) 2,000,000 shares of Common Stock for issuance upon conversion of the Series E Preferred Stock.

                (b) Except for (A) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and the Series D Warrants, (B) the registration rights and rights of first offer as set forth in AvantGo's Third Amended and Restated Investors' Rights Agreement (the "Investors' Rights
                                                       -----------------
Agreement"), a copy of which has been provided to the Company's counsel (C)
---------
rights of first refusal as set forth in AvantGo's Third Amended and Restated Right of First Refusal and Co-Sale Agreement, a copy of which has been provided to the Company's counsel, and (D) 9,213,600 shares of Common Stock reserved for issuance pursuant to the Stock Plan, there are currently no outstanding (i) securities convertible into or exchangeable for any capital stock of AvantGo or AvantGo Sub; (ii) options, warrants or other rights to purchase or subscribe to capital stock of AvantGo or AvantGo Sub or securities convertible into or exchangeable for capital stock of AvantGo or AvantGo Sub, or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of AvantGo or AvantGo Sub.

                (c) The total authorized capital stock of AvantGo Sub consists of 1,000 shares of common stock, $0.0001 par value per share, 100 of which are, and, as of the Closing Date, will be, issued, outstanding and owned by AvantGo.

          3.7.  Subsidiaries. Aside from AvantGo Sub, AvantGo does not have any
                ------------
Subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. AvantGo is not a participant in any joint venture, partnership or similar arrangement.

          3.8.  Litigation. There is no action, suit, proceeding or
                ----------
investigation pending or, to the knowledge of AvantGo and AvantGo Sub, currently threatened against AvantGo or any of its Subsidiaries (a) related to the consummation of the transactions contemplated hereby or by the AvantGo Ancillary Documents or the Ancillary Documents , or (b) that could reasonably result, either individually or in the aggregate, in an AvantGo Material Adverse Effect, or any change in the current equity ownership of AvantGo. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of AvantGo's employees, their use in connection with AvantGo's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither AvantGo nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by AvantGo or any of its Subsidiaries currently pending or which AvantGo or any of its Subsidiaries intends to initiate.

          3.9.  Intellectual Property. To its knowledge, AvantGo owns or
                ---------------------
possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as currently proposed to be conducted without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is AvantGo bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. AvantGo has received no notice of any communications alleging that AvantGo has violated or, by conducting its business as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity that is reasonably likely to result in an AvantGo Material Adverse Effect. To its knowledge, no person has the right to assert any claims against AvantGo regarding AvantGo's use of or rights to its patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights. AvantGo is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of AvantGo or that would conflict with AvantGo's business as currently proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of AvantGo's business by the employees of AvantGo, nor the conduct of AvantGo's business as currently proposed, will, to the best of AvantGo's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. AvantGo does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by AvantGo.

          3.10. Title to Property and Assets. AvantGo owns and has good and
                ----------------------------
marketable title to its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair AvantGo's ownership or use of such property or assets. With respect to the property and assets it leases, AvantGo is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, mortgages or security interests. All facilities, machinery, equipment, fixtures, vehicles and other properties owned or leased by AvantGo are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are currently being used.

          3.11. Employee Benefit Plans. AvantGo does not have any Employee
                ----------------------
Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended to date.

          3.12.  Tax Returns and Payments. AvantGo and AvantGo Sub have filed
                 ------------------------
all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. AvantGo and AvantGo Sub have paid all taxes and other assessments due. There is no pending dispute with any taxing authority relating to any of such returns and AvantGo and AvantGo Sub have not received notice of any proposed liability for any tax to be imposed upon the properties or assets of AvantGo or AvantGo Sub.

          3.13.  Labor Agreements and Actions. Neither AvantGo nor AvantGo Sub
                 ----------------------------
is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the AvantGo's and AvantGo Sub's knowledge, has sought to represent any of the employees, representatives or agents of AvantGo or AvantGo Sub. There is no strike or other labor dispute involving AvantGo or AvantGo Sub pending, or to the knowledge of AvantGo and AvantGo Sub threatened, which could have an AvantGo Material Adverse Effect on the assets, properties, financial condition, operating results, cash flow, or business of AvantGo or AvantGo Sub (as such businesses are presently conducted and as they are currently proposed to be conducted), nor is AvantGo or AvantGo Sub aware of any labor organization activity involving its employees. The employment of each officer and employee of AvantGo and AvantGo Sub is terminable at the will of AvantGo and AvantGo Sub, respectively. To their knowledge, AvantGo and AvantGo Sub have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. To the best of the AvantGo's and AvantGo Sub's knowledge, no employee of AvantGo or AvantGo Sub, nor any consultant with whom AvantGo or AvantGo Sub has contracted, is in violation of any term of any employment contract, proprietary information agreement, or any other agreement relating to the right of such individual to be employed by, or to contract with, AvantGo or AvantGo Sub because of the nature of the business to be conducted by the AvantGo or AvantGo Sub; and the continued employment by AvantGo and AvantGo Sub of its present employees, and the performance of AvantGo's and AvantGo Sub's contracts with its independent contractors will not result in any such violation. AvantGo and AvantGo Sub have not received any notice from any previous or current employee, consultant or other individual alleging that such violation has occurred. AvantGo and AvantGo Sub are not aware that any officer or employee critical to the future success of AvantGo and AvantGo Sub, or that any group of such employees, intends to terminate their employment with AvantGo or AvantGo Sub, nor does AvantGo or AvantGo Sub intend to terminate the employment of any of the foregoing.

          3.14.  Agreements; Action.
                 ------------------

                 (a) Except for this Agreement and the Ancillary Documents, there are no agreements, understandings or proposed transactions between AvantGo and any of its officers, directors, affiliates, or any affiliate thereof.

                 (b) Except as provided in this Agreement and the Ancillary Documents, there are no agreements, judgments, orders, writs, decrees, understandings, instruments, contracts or proposed transactions to which AvantGo or any of its Subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, AvantGo or any of its subsidiaries in excess of, $50,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from AvantGo or any of its Subsidiaries, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect AvantGo's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

                 (c) Neither AvantGo nor any of its Subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $150,000 in the aggregate, (iii) made any loans or advances to any person, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                 (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities AvantGo has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                 (e) To its knowledge, AvantGo has performed all material obligations required to be performed by it as of the date hereof under any material agreement to which AvantGo is a party or to which it is bound. AvantGo is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation, as amended to date, or Bylaws, that adversely affects its business as now conducted or currently proposed to be conducted, its properties or its financial condition. To AvantGo's knowledge, each such agreement is in full force and effect, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws, except where such unenforceability would not have a Material Adverse Effect.

          3.15.  Disclosure. AvantGo has fully provided the Company and the
                 ----------
Stockholders, or their counsel, with all the information which they have requested for deciding whether to enter into the transactions contemplated hereby and all information which AvantGo believes is reasonably necessary to enable the Company and the Stockholders to make such a decision (collectively, the "Business Materials"). No representation or warranty of AvantGo contained
     ------------------
in this Agreement and the exhibits attached hereto (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the best of AvantGo's knowledge, after reasonable investigation, there are no facts which (individually or in the aggregate) materially adversely affect AvantGo that have not been set forth in this Agreement, the exhibits hereto, the Ancillary Documents or in other documents delivered to the Company, the Stockholders or their attorneys in connection herewith or therewith.

          3.16.  No Conflict of Interest. AvantGo is not indebted, directly or
                 -----------------------
indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business. None of AvantGo's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to AvantGo (other than in connection with purchases of AvantGo's stock) or have any direct or indirect ownership interest in any firm or corporation with which AvantGo is affiliated or with which AvantGo has a business relationship, or any firm or corporation which competes with AvantGo except that officers, directors and/or stockholders of AvantGo may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with AvantGo. To the best of AvantGo's knowledge, none of AvantGo's officers or directors or any members of their immediate families are, directly or indirectly, interested in or party to any material contract with AvantGo. AvantGo is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          3.17.  Rights of Registration and Voting. Except as contemplated in
                 ---------------------------------
the Investors' Rights Agreement, AvantGo has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the best of AvantGo's knowledge, except as contemplated in the Voting Agreement and in this Agreement, no stockholders of AvantGo have entered into any agreements with respect to the voting of capital shares of AvantGo.

          3.18.  Manufacturing and Marketing Rights. AvantGo has not granted
                 ----------------------------------
rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects AvantGo's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

          3.19.  Financial Statements. AvantGo has delivered to the Company or
                 --------------------
its counsel its unaudited financial statements (balance sheet and statements of operations, and statement of cash flows) as of December 31, 1999 and for the fiscal year ended December 31, 1999 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition, operating results and cash flows of AvantGo as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, AvantGo has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition, operating results or cash flows of AvantGo. Except as disclosed in the Financial Statements, AvantGo is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. AvantGo maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          3.20.  Changes. Since December 31, 1999, there has not been:
                 -------

                 (a) any change in the assets, liabilities, financial condition or operating results of AvantGo from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse to the assets, financial condition or operations of AvantGo;

                 (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, financial condition or operating results of AvantGo (as such business is presently conducted and as it is currently proposed to be conducted);

                 (c) any waiver or compromise by AvantGo of a valuable right or of a material debt owed to it;

                 (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by AvantGo, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of AvantGo (as such business is presently conducted and as it is currently proposed to be conducted);

                 (e) any material change to a material contract or agreement by which AvantGo or any of its assets is bound or subject; any material change in any compensation arrangement or agreement with any key employee, officer, director or stockholder;

                 (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                 (h) any resignation or termination of employment of any officer or key employee of AvantGo; and AvantGo, to the best of AvantGo's knowledge, does not know of any impending resignation or termination of employment of any such officer or key employee;

                 (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of AvantGo;

                 (j) any mortgage, pledge, transfer of a security interest in, or lien, created by AvantGo, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                 (k) any loans or guarantees made by AvantGo to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                 (l) any declaration, setting aside or payment or other distribution in respect to any of AvantGo's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by AvantGo;

                 (m) to the best of AvantGo's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of AvantGo (as such business is presently conducted and as it is currently proposed to be conducted); or

                 (n) any arrangement or commitment by AvantGo to do any of the things described in this Section 3.20.

          3.21.  Proprietary Information and Inventions Agreements. Each
                 -------------------------------------------------
employee, consultant and officer of AvantGo has executed an agreement with AvantGo regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Company. AvantGo, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and AvantGo will use its best efforts to prevent any such violation. All consultants to or vendors of AvantGo with access to confidential information of AvantGo are parties to a written agreement substantially in the form or forms provided to counsel for the Company under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of AvantGo. AvantGo, after reasonable investigation, is not aware that any of its consultants or vendors are in violation thereof, and AvantGo will use its best efforts to prevent any such violation.

          3.22.  Permits.  AvantGo and each of its subsidiaries has all
                 -------
franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of AvantGo and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as currently conducted and as planned to be conducted. AvantGo is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          3.23.  Corporate Documents. AvantGo's Certificate of Incorporation,
                 -------------------
as amended, and Bylaws are in the form provided to counsel for the Company. The copy of the minute books of AvantGo provided to the Company's counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          3.24.  Real Property Holding Corporation. AvantGo is not a United
                 ---------------------------------
States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

                                  ARTICLE IV.

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

          The Company and each of the Stockholders, jointly and severally represent and warrant to AvantGo and AvantGo Sub that the statements contained in this Article IV are true and correct, except as set forth in the disclosure statement delivered by the Company and the Stockholders to AvantGo and AvantGo Sub concurrently herewith and identified as the "Disclosure Statement." All exceptions noted in the
                       --------------------
Disclosure Statement shall be numbered to correspond to the applicable sections or subsections to which such exception refers; provided, however that any
                                               --------  -------
disclosure set forth on any particular schedule shall be deemed disclosed in reference to all applicable schedules.

          4.1.  Organization, Standing and Qualification. The Company (i) is a
                ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite power and authority to own or lease, and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted, except where the failure to have such power and authority would not have a Company Material Adverse Effect; and(iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a Company Material Adverse Effect.

          4.2.  Capitalization.
                --------------

                (a) The total authorized capital stock of the Company consists of 10,000 shares of common stock, no par value, 900 shares of which are issued and outstanding as of the date of this Agreement and 100 shares of which are held in the treasury of the Company. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding. The Stockholders and their respective fully diluted ownership interests and Proportionate Interests in the Company are listed on Exhibit A attached hereto.
                                       ---------

                (b) Each share of the outstanding Company Capital Stock is (i) duly authorized and validly issued and was issued in compliance with all federal and state laws; (ii) fully paid and nonassessable and free of preemptive and similar rights; and (iii) free and clear of all liens, pledges, security interests, claims or other encumbrances and restrictions on voting and transfer other than restrictions on transfer imposed by Federal and state securities laws.

                (c) The Company has reserved 100 shares of common stock (the "Option Shares") for issuance to officers, directors, employees and consultants
 -------------
of the Company pursuant to the Company Stock Plan. The Company Stock Plan has been duly adopted by the Company's Board of Directors (the "Board") and approved
                                                            -----
by the Company's stockholders. 84 Company Options, each of which is currently exercisable for one Option Share, are currently outstanding, no shares of common stock have been issued upon the exercise of any Company Options and 16 shares are available for future issuance under the Company Stock Plan. Except as set forth in the prior sentence and except pursuant to this Agreement, there are currently no outstanding (i) securities convertible into or exchangeable for any capital stock of the Company, (ii) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind to which the Company is a party or is bound relating to the issuance of any capital stock of the Company.

                (d) Each Optionee's Option Shares vest and become exercisable as set forth on Exhibit A attached thereto.
                ---------

          4.3.  Subsidiaries. The Company has no Subsidiaries and does not own
                ------------
or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

          4.4.  Ownership Interests. The Company does not own any direct or
                -------------------
indirect interest in any corporation, joint venture, limited liability company, partnership, association or other entity. Since its formation, the Company has not (i) disposed of all or substantially all of the capital stock (other than Company Capital Stock) or all or substantially all of the assets of any ongoing business, or (ii) purchased the business and/or all or substantially all of the assets of another person, firm or corporation (whether by purchase of stock, assets, merger or otherwise).

          4.5.  Constituent Documents. True and complete copies of the
                ---------------------
Certificate of Incorporation and all amendments thereto, the By-Laws as amended and currently in force, all stock records, and all corporate minute books and records of the Company have been furnished or made available by the Company to AvantGo for inspection. Said stock records accurately reflect all stock transactions and the current stock ownership of the Company. The corporate minute books and records of the Company contain true and complete copies of all resolutions adopted by the stockholders of the Company and the Board and any other action formally taken by them respectively as such.

          4.6.  Authorization of Agreement and Other Documents. The Company and
                ----------------------------------------------
each of the Stockholders have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the other agreements and documents executed and delivered or to be executed and delivered by the Company and/or any or all of the Stockholders pursuant to the provisions of this Agreement (including but not limited to the Escrow Agreement) (collectively, the "Ancillary Documents") have been duly authorized by all necessary action on the
 -------------------
part of the Company and the Stockholders, as the case may be. This Agreement is, and, as of the Closing Date, each of the Ancillary Documents will be, a valid and binding obligation of the Company or the Stockholders, as the case may be, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          4.7.  No Violation. Neither the execution and delivery of this
                ------------
Agreement nor the Ancillary Documents by the Company and the Stockholders nor the consummation by the Company and the Stockholders of the transactions contemplated hereby and thereby in accordance with their respective terms, will
(a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or By-Laws of the Company; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the Company stock option plans, or any grant or award made under any of the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance, or create a right to accelerate the performance, required by, result in the triggering of an increase in any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of the Company or the Stockholders under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any Stockholder is a party, or by which the Company or any Stockholder or any of their properties is bound or affected; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or the Stockholders, except for any of the foregoing matters which would not have a Company Material Adverse Effect; or (e) other than the Filings, require any consent, approval, order or authorization of, or declaration, qualification, designation, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Company Material Adverse Effect.

          4.8.  Compliance with Laws--General.
                -----------------------------

                (a) The Company holds all permits, licenses, variances, exemptions, orders and approvals of any court, arbitral, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency ("Governmental Agencies") necessary for the lawful conduct
                      ---------------------
of its business, except where the failure to have obtained such permits, licenses, variances, exemptions, orders or appraisals would not have a Company Material Adverse Effect (the "Permits").
                              -------

                (b) The Company is in material compliance with the terms of its Permits.

                (c) The Company is in material compliance with all laws, ordinances or regulations of all Governmental Entities (including, but not limited to, those related to occupational health and safety, controlled substances or employment and employment practices) that are applicable to the Company.

                (d) As of the date of this Agreement, the Company has not received any written notice that any investigation, review, inquiry or proceeding by any knowledge of the Company and the Stockholders, threatened.

                (e) The Company is not subject to any agreement, contract or decree with any Governmental Entities arising out of any current or previously existing violations of any laws, ordinances or regulations applicable to the Company.

          4.9.  Financial Information.
                ---------------------

                (a) The Disclosure Statement contains a true and correct copy of the unaudited balance sheets of the Company as at December 31, 1998 and December 31, 1999 (the

"Company Year-End Balance Sheets"), and the related unaudited statements of
 -------------------------------
income for the years then ended (collectively, the "Company Financial
                                                    -----------------
Statements").
----------

                 (b) The Company Financial Statements (A) were prepared in accordance with the books and records of the Company and (B) fairly present the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated.

          4.10.  Books and Records. The Company's books, accounts and records
                 -----------------
are, and have been, in all material respects, maintained in the Company's usual, regular and ordinary manner, and all material transactions to which the Company is or has been a party are properly reflected therein.

          4.11.  Accounts Receivables. None of the trade receivables and notes
                 --------------------
receivable which arose subsequent to May 1, 1999 is or was subject to any counterclaim or set off. All of such trade receivables arose out of bona fide, arms-length transactions for the sale of goods or performance of services, and, except as set forth in the Disclosure Statement, all such trade receivables and notes receivable are good and collectible (or have been collected) in the ordinary course of business using normal collection practices at the aggregate recorded amounts thereof, less a reserve of 2%, in the aggregate, for doubtful accounts and for allowances and discounts. Since December 31, 1999, there has not been a material change in the aggregate amount of the Company's aggregate trade receivables or a material adverse change in the aging thereof. The Company does not have, to a material extent, any outstanding sales on consignment, sales on approval or sales on return.

          4.12.  Bank Accounts. The Disclosure Statement contains a list
                 -------------
showing: (a) the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box;
(b) the names of all persons authorized to draw thereon or to have access thereto and the names of all persons and entities, if any, holding powers of attorney from the Company; and (c) all instruments or agreements to which the Company is a party as an endorser, surety or guarantor, other than checks or other instruments endorsed for collection or deposit.

          4.13.  Intellectual Property; Company Software.
                 ---------------------------------------

                 (a)  As used herein, the term "Intellectual Property" means
                                                ---------------------
all intellectual property, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, copyright applications, franchises, licenses, mask works, databases, "URL's" and Internet domain names and applications therefor (and all interest therein), computer programs and other computer software (including, but not limited to, the Software), user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing.

                 (b) The Company owns or possesses sufficient legal rights to all Intellectual Property necessary or required for the conduct of its business as currently conducted (including Intellectual Property required with respect to intellectual property that is presently in existence) (collectively, the "Company Rights"). With respect to Software currently under development,
 --------------
 to the best knowledge of the Company and the Stockholders, the Company can obtain on commercially reasonable terms the Intellectual Property that it may require to complete development. The Intellectual Property to be owned or licensed by the Surviving Corporation at the Effective Time shall include all Intellectual Property necessary to enable the Surviving Corporation to carry on the business of the Company as presently conducted by the Company.

                 (c) There are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of the Company Rights, other than sales commissions paid in the ordinary course of business or license fees that, in the aggregate, are immaterial.

                 (d) Neither the manufacture, marketing, license (or sublicense), sale, transmission, delivery (electronically or otherwise), or use of any product or service currently licensed, sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by the Company or currently offered for license, sale, marketing, transmission, broadcast or delivery or currently in existence or under development by the Company but only with respect to those products or services or portion thereof that have been developed by the Company as of the Closing Date, violates any license (or sublicense) or agreement of the Company with any third party or infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property (other than patent infringement which shall be to the best knowledge of the Company and the Stockholders) and rights of privacy or publicity; nor, to the best knowledge of the Company and the Stockholders, is any third party infringing upon, or violating any license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or agreement with the Company relating to, any Company Right; and, there is no pending or, to the best knowledge of the Company and the Stockholders, threatened claim or litigation contesting the validity, ownership or right to use, manufacture, sell, transfer, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of any Company Right, nor, except to the extent as would not have a Company Material Adverse Effect, is there any basis for any such claim, nor has the Company received any notice asserting that any Company Right or the proposed use, manufacture, sale, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or disposition thereof conflicts or will conflict with the rights of any other party, nor, except to the extent as would not have a Company Material Adverse Effect, is there any basis for any such assertion.

                 (e) All of the Company's current and former officers, employees, consultants and independent contractors have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all Intellectual Property arising from the services performed for the Company by such persons (a form of which is attached to the Disclosure Statement). The Company has taken and will continue through the Effective Time to take all steps necessary, appropriate or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Company Rights.

               (f) All works that were created, prepared or delivered by consultants, independent contractors or other third parties for or on behalf of Company (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) are and shall constitute "works made for hire" specially ordered or commissioned by the Company within the meaning of United States' copyright law, or (B) all right, title and interest therein (including any materials and elements created, prepared or delivered by such parties in connection therewith) have been assigned to the Company.

               (g) No licenses or rights have been granted by the Company, or by any employee, consultant, officer, director, agent or affiliate of the Company or by anyone other than the foregoing, to distribute the source code of, or to use source code to create Derivative Works of, any product currently marketed by, commercially available from or under development by the Company for which the Company possesses the source code. As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgment, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes herein, a "Derivative Work" shall also include any compilation that incorporates such a preexisting work as well as translations from one type of code to another.

               (h) No person has any marketing rights to any of the Company Rights (excluding Intellectual Property licensed to the Company by third parties).

               (i) The Disclosure Statement contains a true and complete list of (A) all of the Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyright registrations and copyright applications and Internet domain names and applications therefor and (B) all other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to perfect or protect its interest therein.

               (j) The Disclosure Statement contains a true and complete list of all options, licenses or other agreements of any kind by which Intellectual Property has been granted to the Company from, or granted by the Company to, any other person (except for licenses for "off-the-shelf" software or software "tools" that are available on or through the Internet, in each case subject to commercially reasonable "shrink wrap" license terms, available for free). Since its inception, the Company has not assigned, transferred, abandoned or otherwise forfeited any Intellectual Property or source code.

               (k) The Disclosure Statement sets forth a true and complete list and description of all software programs, systems and applications (A) designed or developed or under development by employees of the Company or by consultants on the Company's behalf (including all documentation therefor, the "Owned
                                                                    -----
Software") or (B) licensed by the Company from any third party or constituting
--------
"off-the-shelf" software (the "Licensed Software"), in each case that is
                               -----------------
manufactured or used by the Company in the operation of its business or marketed, licensed or sold by the Company to third parties (collectively, the "Software").
 --------

               (l) All of the Owned Software are original works of authorship and are protected by the copyright laws of the United States. The Company owns all right, title and interest in and to the Owned Software, and all copyrights thereto, free and clear of any encumbrance and has not sold, assigned, licensed, distributed or in any other way disposed of or subjected the Owned Software to any encumbrance. None of the Owned Software incorporates, is based on or is a derivative work of any third party code that is subject to the terms of a public source license or otherwise imposes conditions on the terms and conditions under which the Owned Software may be used or distributed.

               (m) The Licensed Software is validly held and used by the Company and may be used by the Company pursuant to the applicable license agreement with respect thereto without the consent of or notice to any third party and is fully and freely utilizable by the Surviving Corporation without the consent of or notice to any third party. All of the Company's computer hardware has validly licensed software installed therein and the Company's use thereof does not conflict with or violate any such license.

               (n) The Owned Software is free from any significant software defect, is free from any programming error, documentation error or virus ("Bugs") not inconsistent with commercially reasonable standards acceptable for
  ----
such Bugs, operates and runs in a commercially reasonable business manner, conforms in all material respects to the specifications therefor, and, with respect to the Owned Software, the applications can be compiled from their associated source code without undue burden.

               (o) The Company has not altered its data, or any Software or supporting software that may in turn damage the integrity of the data, whether stored in electronic, optical or magnetic or other form. The Company has made all documentation relating to the use, maintenance and operation of the Software available to AvantGo, all of which is true and accurate in all material respects.

               (p) Since the inception of the Company, the Company has not, to any material extent, (A) defaulted under any software or multimedia development contract, (B) failed to meet any product specifications or characteristics or software or multimedia development milestones and standards thereunder, (C) failed to properly interface any computer software or multimedia program with the intended operating system software or related hardware designs applicable thereto, or (D) had any party to any software or multimedia development contract terminate said contract or notify the Company that such party intends to terminate any such contract for an alleged breach by the Company.

       4.14.   Title to Properties. Attached to the Disclosure Statement is a
               -------------------
list and description of each item of real or tangible personal property owned by the Company which has a net book value in excess of $25,000. The Company (i) has good and marketable title to such property free and clear of all liens, claims, encumbrances or security interests (collectively, "Liens"), except for (w)
                                                   -----
mechanic's, materialmen's, and similar liens, (x) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation , (y) liens on goods in transit incurred pursuant to documentary letters of credit and (z) liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets; and (ii) enjoys undisturbed possession under all leases to which it is a party as lessee. All of the leases to which the Company is a party (other than leases for Leased Premises) are legal, valid and binding obligations of the Company and in full force and effect, and no default by the Company, or, to the knowledge of the Company, any other party thereto has occurred or is continuing thereunder. The Disclosure Statement lists all properties and assets used by the Company in connection with the operation of its business which are held under any lease or under any conditional sale or other title retention agreement. Except for such assets and facilities as are immaterial to the business of the Company, all tangible assets and facilities of the Company are in good operating condition and repair (ordinary wear and tear excepted) and, in the aggregate with the intangible assets of the Company, are sufficient to conduct the business of the Company as previously conducted prior to the date hereof.

       4.15.   Real Estate; Leased Premises.
               ----------------------------

               (a) The Company owns no real estate, nor does it have the option to acquire any real estate.

               (b) The Company does not lease any real estate other than the premises identified in the Disclosure Statement as being so leased (the "Leased
                                                                         ------
Premises"). The Leased Premises are leased to the Company, pursuant to written
--------
leases, true, correct and complete copies of which have been provided to AvantGo or its counsel. None of the businesses conducted or proposed to be conducted by the Company thereon are in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance, public utility or other easements or other applicable law, except for violations which do not have a Company Material Adverse Effect or materially interfere with the conduct of the business of the Company. No material expenditures are required to be made for the repair or maintenance of any improvements on the Leased Premises or for the Leased Premises to be used for its intended purpose. The Company is not in default under any agreement relating to the Leased Premises nor, to the knowledge of the Company or the Stockholders, is any other party thereto in default thereunder.

       4.16.   Contracts.
               ---------

               (a) The Company is not a party to, or bound by, or the issuer or beneficiary of, any written or oral: (i) agreement or arrangement obligating the Company to pay or receive, or pursuant to which the Company has previously paid or received since July 1, 1999, an amount in excess of $50,000 (excluding purchase and sale orders entered into by the Company in the ordinary course of business consistent with past practices); (ii) employment or consulting agreement or arrangement; (iii) collective bargaining agreement; (iv) plan or contract or arrangement providing for bonuses, severance, options, deferred compensation, retirement payments, profit sharing, medical and dental benefits or the like covering employees of the Company, other than Plans, Welfare Plans and Employee Benefit Plans (in each case as defined herein) described in the Disclosure Statement; (v) agreement restricting in any manner the Company's right to compete with any other person or entity, the Company's right to sell to or purchase from any other person or entity, the right of any other party to compete with the Company, or the ability of such person or entity to employ any of the Company's employees; (vi) secrecy or confidentiality agreements; (vii) any distributorship, non-employee commission or marketing agent, representative or franchise agreement providing for the marketing and/or sale of the products or services of the Company; (viii) agreement between the Company and any of its Related Parties (as herein defined); (ix) guaranty, performance, bid or completion bond, or surety or indemnification agreement; (x) requirements contract; (xi) loan or credit agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit; (xii) agreement for the treatment or disposal of Materials of Environmental Concern (as defined herein); (xiii) power of attorney; (xiv) any agreement relating to the ownership or control of any interest in a partnership, corporation, limited liability company, joint venture or other entity or similar arrangement; (xv) any contract, agreement or arrangement containing change of control provisions; or (xvi) any agreement relating to the sale, license, lease or other disposition of any Intellectual Property. The Company is not currently negotiating (and has not entered into preliminary discussions with respect to) any transaction involving an aggregate payment by the Company and/or receipts to the Company in excess of $50,000 excluding purchase and sale orders entered into by the Company in the ordinary course of business consistent with past practices.

               (b) All agreements, leases, subleases and other instruments referred to in this Section 4.16, are, pursuant to their terms, in full force and binding upon the Company, and, to the knowledge of the Company and the Stockholders, the other parties thereto. The Company is not and, to the Company's and the Stockholders' knowledge, none of the other parties thereto are in default of a material provision under any such agreement, lease, sublease or other instrument. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a default of a provision under any such agreement, lease, sublease or other instrument by the Company, or, to the knowledge of the Company and the Stockholders, the other contracting party except as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has not released or waived any right under any such agreement, lease, sublease or other instrument material to the Company other than in the ordinary course of business consistent with past practices.

               (c) Neither the Company, nor any of the Stockholders are parties to any registration rights agreement, stockholders agreement, management agreement, or any other agreement relating to the equity or management of the Company.

       4.17.   Insurance. The Disclosure Statement contains a true and correct
               ---------
list of all insurance policies which are owned by the Company or which name the Company as an insured (or loss payee), including without limitation those which pertain to the Company's assets, employees or operations. All such insurance policies are in full force and effect and the Company has not received notice of cancellation of any such insurance policies, and the Stockholders are unaware of any such notice of cancellation. In the two (2) year period ending on the date hereof, the Company has not received any written notice from, or on behalf of, any insurance carrier relating to or involving an annual increase by over 10% in insurance rates (except to the extent that insurance risks may be increased for all similarly situated risks) or non-renewal of a policy, or requiring or suggesting material alteration of any of the Company's assets, purchase of additional equipment, or material modification of any of the Company's methods of doing business. The Disclosure Statement sets forth the insurance premiums paid by the Company as of the date hereof. The Company has not ever made any claim for reimbursement from its insurance carriers.

          4.18.  Litigation. There is no litigation or proceeding, in law or in
                 ----------
equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to the Company's or any Stockholder's knowledge, threatened against the Company or any of its officers, directors or affiliates, with respect to or affecting the Company's operations, business, products, assets, properties, sales practices or financial condition, or related to the consummation of the transactions contemplated hereby or by the AvantGo Ancillary Documents or the Ancillary Documents. There are no facts or circumstances known to the Company or any Stockholders which, assuming such facts or circumstances were known by a potential claimant or governmental authority on or prior to the Closing Date, would reasonably give rise to a claim or proceeding that could reasonably result, either individually or in the aggregate, in a Company Material Adverse Effect, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          4.19.  Warranties. To the Company's or any Stockholder's knowledge,
                 ----------
the Company has not made any oral or written warranties with respect to the quality or absence of defects of its products or services which they have sold or performed which are in force as of the date hereof. There are no material claims pending or, to the knowledge of the Company, threatened against the Company with respect to the quality of or absence of defects in such products or services nor are there any facts known to the Company relating to the quality of or absence of defects in such products or services which, assuming such facts were known by a potential claimant or governmental authority on or prior to the Closing Date, would reasonably give rise to a material claim or proceeding having a Company Material Adverse Effect. The Disclosure Statement sets forth a summary, which is accurate in all material respects, of all returns of products and all credits and allowances for returned products given to customers during the period from October 1, 1999 through April 30, 2000 to the extent that such returns, credits and allowances with respect to any one product exceeds $2,500 in the aggregate, and said summary contains a description of any reoccurring product defects (other than returns due to date expirations). The Company has no knowledge of or reason to believe that the percentage of warranty claims or product returns for products sold by the Company prior to the Closing will exceed historical levels.

          4.20.  Arbitration. The Company is not a party to, or bound by, any
                 -----------
decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the properties, assets, personnel or business activities of the Company.

          4.21.  Taxes.
                 -----

                 (a)  As used in this Agreement, (i) the term "Taxes" means (A)
                                                               -----
all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of a similar nature, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes; and (B) any
                       ---
Taxes (as defined in clause (A)) for which the Company is liable as a transferee, indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, understanding or commitment, whether oral or written, or by reason of having been a member of any affiliated, consolidated, combined or unitary group; (ii) the term "Returns" means all returns, declarations, reports,
                              -------
statements and other documents required to be filed in respect of Taxes, including any schedule or attachment thereto, and the term "Return" means any
                                                            ------
one of the foregoing Returns; and (iii) any reference to the Company shall include any corporation which merged with or into or was liquidated into the Company or a subsidiary of the Company or otherwise a predecessor of the Company or such subsidiary.

                 (b) All Returns required to have been filed by the Company have been timely filed (taking into account duly granted extensions) and were true, correct and complete in all respects. The Company is not currently the beneficiary of any extension of time within which to file any Return, and no claim has ever been made by any governmental authority in a jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction, which claim has not been resolved as of the date hereof.

                 (c) All Taxes of the Company which have become due (without regard to any extension of the time for payment and whether or not shown on any Return) have been paid. The Company has withheld and paid over all Taxes required to have been withheld and paid over by it and has complied with all information reporting and back-up withholding requirements relating to Taxes. There are no liens with respect to Taxes on any of the assets of the Company, other than liens for Taxes not yet due and payable, and for which adequate reserves have been established in the Financial Statements.

                 (d) No deficiencies exist or have been asserted (verbally or in writing) with respect to Taxes of the Company and the Company has not received notice (verbally or in writing) that the Company has not filed a Return or paid any Taxes required to be filed or paid by it. There has been no audit, examination, investigation, action, suit, claim or proceeding ("Tax Proceeding") relating to the determination, assessment or collection of any Tax of the Company or any other person or entity for whose Taxes the Company is liable, during the past five (5) years and there are no Tax Proceedings currently in process, pending or, to the knowledge of the Company, threatened (verbally or in writing). The Company has provided AvantGo copies of all notices, reports and other documentation received during the last five (5) years from any Tax authority with respect to any Tax Proceeding. No power of attorney with respect to Taxes is currently in effect. No waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of the Company is in effect. There are no outstanding requests for rulings with any Tax authority relating to Taxes of the Company.

                 (e) The Company is not and has never been (i) a party to any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement (formal or informal, verbal or in writing), or (ii) a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code) filing a consolidated federal income Return, or any similar group under analogous provisions of other law.

                 (f) The Company is not liable for the unpaid Taxes of any person other than such Company under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, or by contract or otherwise. The Company has delivered to AvantGo true and complete copies of all federal, state, local and foreign income Returns filed by the Company for its five (5) most recently ended taxable years, together with all related examination reports, statements of deficiencies and closing and other agreements.

                 (g) The Company (i) has not filed a consent under Internal Revenue Code Section 341(f) concerning collapsible corporations; (ii) has not made any payments, obligated itself to make any payments or become a party to any agreement that under any circumstance could obligate it or any successor or assignee of it to make any payments that are not or will not be deductible under
Section 280G of the Code (or any comparable provision of state, local or foreign law); (iii) is not and has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code; (iv) does not own and has not owned any interest in any "controlled foreign corporation" as defined in Section 957 of the Code or "passive foreign investment company" as defined in Section 1296 of the Code; (v) is not and has not been a party to any agreement or arrangement for which partnership Returns are required to be filed;
(vi) does not own any asset that is subject to a "safe harbor lease" within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982; (vii) to the knowledge of the Company, does not own any "tax-exempt use property" within the meaning of
Section 168(h) of the Code or "tax exempt bond financed property" within the meaning of Section 168(g)(5) of the Code; and (viii) has not agreed to and is not required to make any adjustment under Internal Revenue Code Section 481(a) by reason of a change in accounting method or otherwise. The Company uses the accrual method of accounting for all income Tax purposes.

                 (h) The Company has at all times since its inception (i) qualified as a "small business corporation" as defined in Section 1362(b) of the Code, and (ii) had in effect a valid election under Section 1362(a) of the Code to be treated as an S corporation within the meaning of Section 1361(a) of the Code. Neither the Company nor any of the Stockholders has taken any action or failed to take any action that would result in the inaccuracy of the immediately preceding sentence.

                 (i) The Company has not taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax (including but not limited to income, sales, gross receipts or payroll) from a period (or portion thereof) ending on or prior to the Closing to a period (or portion thereof) beginning after the Closing. No material item of income or gain of the Company reported or to be reported for financial reporting purposes in any pre-Closing period is required to be included in taxable income in a post-Closing period.

          4.22.  Employee Benefit Plans.
                 ----------------------

                 (a) The Disclosure Statement contains a complete and accurate list of all Employee Benefit Plans. The Company does not have any agreement, arrangement, commitment or obligation to create, enter into or contribute to any additional Employee Benefit Plan or to modify any existing Employee Benefit Plan. There has been no amendment, interpretation or other announcement or communication (written or oral) by the Company or any other Person relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such occurrences or events, could materially increase the expense of maintaining the Employee Benefit Plans above the level of expense incurred with respect thereto for the most recent fiscal year included in the Company Financial Statements. The terms of each Employee Benefit Plan permit the Company to amend or terminate such Employee Benefit Plan at any time and for any reason without penalty or material liability or expense. None of the Company's rights under any Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated in (or by) this Agreement.

                 (b) The Company has delivered to AvantGo and its counsel true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following: (i) the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (ii) all summary plan descriptions, summaries of material modifications and material employee manuals and communications filed or distributed with respect to such Employee Benefit Plan during the last three years; (iii) all contracts and agreements (and all amendments thereto) relating to such Employee Benefit Plan, including, without limitation, all trust agreements, investment management agreements, group annuity contracts, insurance contracts, surety bonds, indemnification agreements and service provider agreements; (iv) the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan; (v) all written communications relating to the amendment, creation or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in liability to the Company sent or received during the last three years; (vi) all correspondence to or from any governmental entity or agency relating to such Employee Benefit Plan sent or received during the last three years; (vii) all COBRA and HIPAA forms and notices currently in use; (viii) all coverage and nondiscrimination tests performed with respect to such Employee Benefit Plan for the last three years; and (ix) the most recent registration statement, annual report (Form 11-K) and prospectus prepared in connection with such Employee Benefit Plan.

                 (c) With respect to each Employee Benefit Plan: (i) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA, COBRA, HIPAA and the Code; (ii) the Company, each fiduciary of such Employee Benefit Plan and all other Persons have, at all times, properly performed all obligations, whether arising by operation of law or by contract, required to be performed by any of them in connection with such Employee Benefit Plan; (iii) all required surety bonds have been properly and timely purchased and maintained; (iv) all reports, Returns, information returns, notices and other information and returns relating to such Employee Benefit Plan required to be filed with any governmental entity or agency have been accurately completed and timely and properly filed; (v) all notices, statements, reports, descriptions and other disclosures required to be given or made to participants in such Employee Benefit Plan or their beneficiaries have been accurately completed and timely and properly disclosed or provided; (v) neither the Company nor any fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law; (vii) no transaction or event has occurred or is threatened or about to occur (including, without limitation, any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a "prohibited transaction," as defined in Section 4975 of the Code or
Section 406 or 407 of ERISA for which a valid exemption is not available; and
(viii) the Company has not incurred, and there exists no condition or set of circumstances in connection with which the Company, AvantGo or AvantGo Sub could incur, directly or indirectly, any liability or expense (except for routine contributions and benefit payments) under ERISA, the Code or any other applicable law, statute, order, rule or regulation or pursuant to any indemnification or similar agreement with respect to such Employee Benefit Plan.

               (d) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is, and at all times since inception has been, so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan either is the subject of an unrevoked favorable determination, opinion, notification or advisory letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code, or has remaining a period of time under the Code or under applicable Treasury regulations or IRS pronouncements in which to apply to the IRS for such a letter and to make any amendments necessary to obtain such a letter from the IRS. Nothing has occurred since the most recent favorable determination letter issued with respect to each such Employee Benefit Plan (or, if no such letter has been issued with respect to such Employee Benefit Plan, since the inception of such Employee Benefit
Plan), and no circumstances exist or are reasonably expected by the Company or any of the Stockholders to occur, that could adversely affect the qualification or exemption of such Employee Benefit Plan or its related trust. No such Employee Benefit Plan is "top-heavy plan," as defined in Section 416 of the Code.

               (e) All contributions, premiums and other payments (including, without limitation, administrative costs, such as trustee and service provider fees) due or required to be paid to, or with respect to, each Employee Benefit Plan have been timely paid.

               (f) The Company does not sponsor, maintain or contribute to, nor has it ever sponsored, maintained or contributed to (or been obligated to contribute to), any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, or any employee benefit plan, fund, program, contract or arrangement that is (or ever was) subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

               (g) The Company is not, and has never been, a member of (i) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, (iii) an affiliated service group, within the meaning of Section 414(m) of the Code, or
(iv) any other group of Persons treated as a single employer under Section 414(o) of the Code.

               (h) Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company, other than (i) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, and (ii) retirement benefits under any Employee Benefit Plan that is qualified under Section 401(a) of the Code.

               (i) There are no actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to the knowledge of the Company and each of the Stockholders, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the knowledge of the Company and each of the Stockholders, is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the DOL or any other governmental entity or agency, and, to the knowledge of the Company or any of the Stockholders, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.

               (j) The Company has not made any payments, is not obligated to make any payments and is not a party (or subject) to any agreement that could obligate it to make any payments that would not be deductible under Section 162(a)(1), 162(m) or 404 of the Code or by reason of Section 280G of the Code (or any similar provision of state, local or foreign law).

               (k) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated in (or by) this Agreement (either alone or together with any other transaction or event) will (i) entitle any individual to severance pay, unemployment compensation or any other payment from the Company, AvantGo or AvantGo Sub or any Employee Benefit Plan, (ii) increase the amount of compensation due to any individual, (iii) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, or (iv) require the Company, AvantGo or AvantGo Sub to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.

               (l) For purposes of this Agreement, the following terms shall have the meanings set forth below:

                    (i)   "COBRA": The Consolidated Omnibus Budget
                           -----
Reconciliation Act of 1985, as amended (as set forth in Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code).

                    (ii)  "DOL": The United States Department of Labor.
                           ---

                    (iii) "Employee Benefit Plan": Any retirement, pension,
                           ---------------------
profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, agreement, arrangement or payroll practice (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, or funded or unfunded, (i) sponsored, maintained or contributed to by the Company at any time within the last six years or to which the Company is a party (or was a party at any time within the last six years), (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual) at any time within the last six years, or (iii) with respect to which the Company has (or could have) any obligation or liability.

                    (iv)  "ERISA": The Employee Retirement Income Security Act
                           -----
of 1974, as amended.

                    (v)   "HIPAA": The Health Insurance Portability and
                           -----
Accountability Act of 1997, as amended.

                    (vi)  "IRS":  The United States Internal Revenue Service.
                           ---

          4.23.  Labor Matters. (a) There is no labor strike, dispute,
                 -------------
slowdown, work stoppage or lockout pending or, to the knowledge of the Company or any Stockholder, threatened against or affecting the Company, and during the past three years there has not been any such action; (b) there are no union claims to represent the employees of the Company; (c) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company; (d) none of the employees of the Company is represented by any labor organization and the Company and the Stockholders do not have any knowledge of any current union organizing activities among the employees of the Company, nor to the knowledge of the Company or any Stockholder does any question concerning representation exist with respect to such employees; (e) the Company is, and has at all times been, in material compliance with all applicable employment laws and practices, including, without limitation, any such laws relating to employment discrimination, occupational safety and health and unfair labor practices; (f) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company or any Stockholder, threatened before the National Labor Relations Board or, to the knowledge of the Company or any Stockholder, any charges or complaints, or facts which could reasonably give rise to a charge or complaint, pending or threatened with any Governmental Entity who has jurisdiction over unlawful employment practices; (g) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure pending relating to the Company; (h) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the Closing Date or amounts required to be reimbursed to such employees; (i) upon termination of the employment of any of the employees of the Company after the Closing, the Surviving Corporation will not be liable to any of its employees for severance pay, except as otherwise required by federal law; (j) the employment of each of the Company's employees is terminable at will without cost to the Company except for payments disclosed on the Disclosure Statement or required under the Employee Benefit Plans and payment of accrued salaries or wages and vacation pay; (k) no employee or former employee of the Company has any right to be rehired by the Company prior to the Company's hiring a person not previously employed by the Company; (l) to the best of the Company's and the Stockholders' knowledge, no Company employee has made a formal complaint, whether oral or written, to any member of the Company's management or human resource center that such employee has been subjected to unlawful discrimination or harassment which, if proven, would violate any state or federal laws concerning discrimination or harassment; and (m) the Disclosure Statement contains a true and complete list of all employees who are employed by the Company as of the Closing Date, and said list correctly reflects their salaries, wages, other compensation (other than benefits under the Employee Benefit Plans), dates of employment and positions. The Company does not owe any past or present employee any sum in excess of $25,000 individually or $50,000 in the aggregate other than for accrued wages or salaries for the current payroll period, and amounts payable under the Employee Benefit Plans. No employee owes any sum to the Company in excess of $25,000, and all employees together do not owe the Company in excess of $50,000.

          4.24.  Environmental Matters.
                 ---------------------

                 (a) The Company and its assets and business are in substantial compliance with all Environmental Laws and Environmental Permits (as herein defined) applicable to them. A copy of any notice, citation, inquiry or complaint which the Company has received in the past three years of any alleged violation of any Environmental Law or Environmental Permit is contained in the Disclosure Statement, and all violations alleged in said notices have been or are being corrected. A description of all such violations currently being corrected is contained in the Disclosure Statement. The Company possesses all Environmental Permits which are required for the operation of its business, and is in substantial compliance with the provisions of all such Environmental Permits. Copies of all Environmental Permits issued to the Company have been provided or made available to AvantGo or its counsel. The Company has delivered to AvantGo copies of all environmental reports with respect to the Leased Premises in its possession (other than reports prepared by or on behalf of AvantGo) which were conducted during the last five years.

                 (b) The Disclosure Statement sets forth a complete list of all Materials of Environmental Concern stored, treated, generated, used, transported or Released (as herein defined) in connection with the operation of the Company's business. There has been no storage, treatment, generation, transportation or Release of any Materials of Environmental Concern by the Company, or, to the knowledge of the Company and its Stockholders, by any other person or entity for which the Company is or may be held responsible, at any Facility (as herein defined) or any Offsite Facility (as herein defined) in violation of, or which could give rise to any material obligation under, Environmental Laws.

                 (c)  For the purposes of this Agreement: (i) "Environmental
                                                               -------------
Laws" means all federal, state and local statutes, regulations, ordinances,
----
rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever. Environmental Laws include, without limitation, those laws relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Materials of Environmental Concern; air, surface or ground water or noise pollution; Releases; protection of wildlife, endangered species, wetlands or natural resources; Containers; health and safety of employees and other persons; and notification requirements relating to the foregoing; (ii) "Environmental Permits" means licenses, permits, registrations, governmental
 ---------------------
approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws; (iii) "Materials of Environmental Concern" means
                                       ----------------------------------
(A) pollutants, contaminants, pesticides, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including without limitation any (i) "hazardous substance" as defined in CERCLA, and (ii) any "hazardous waste" as defined in the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C., Sec. 6902 et. seq., and all amendments thereto
               ----                         --  ---
and reauthorizations thereof; and (B) even if not prohibited, limited or regulated by Environmental Laws, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including without limitation, any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment or the health and safety of any person, or impair the use or value of any portion of the Leased Premises; (iv) "Release" means any spill,
                                             -------
discharge, leak, emission, escape, injection, dumping, or other release or threatened release of any Materials of Environmental Concern into the environment, whether or not notification or reporting to any governmental agency was or is, required, including without limitation any Release which is subject to CERCLA; (v) "Facility" means any facility as defined in the Comprehensive
                --------
Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et. seq., as amended and reauthorized ("CERCLA"); and (vi) "Offsite Facility" means
                                    ------              ----------------
any Facility which is not Company.

               4.25.  Interim Conduct of Business. Except as otherwise
                      ---------------------------
contemplated by this Agreement, since December 31, 1999, the Company has not:

                      (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any material portion of its assets or property, except for cash applied in the payment of the Company's liabilities in the usual and ordinary course of business in accordance with the Company's past practices;

                      (b) written off any asset which has a net book value which exceeds $25,000 individually or $50,000 in the aggregate in value, or suffered any casualty, damage, destruction or loss, or interruption in use, of any material asset, property or portion of Inventory (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                      (c) waived any right arising out of the conduct of, or with respect to, its business which is material to the Company;

                      (d) made (or committed to make) capital expenditures in an amount which exceeds $50,000 for any item or $100,000 in the aggregate;

                      (e) made any change in accounting methods or principles, other than in connection with converting the Company from an "S Corporation" to a "C Corporation" for tax purposes in connection with the transactions contemplated hereby or otherwise in connection with the audit of the Company being conducted by Ernst & Young LLP;

                      (f) borrowed any money in excess of $25,000 or issued any bonds, debentures, notes or other corporate securities (other than equity securities) in excess of $25,000, including without limitation, those evidencing borrowed money;

                      (g) entered into any transaction with, or made any payment to, or incurred any liability to, any Related Party (as defined herein) (except for payment of salary and other customary expense reimbursements made in the ordinary course of business to Related Parties who are employees of the Company);

                      (h) increased the compensation payable to any employee, except for normal pay increases in the ordinary course of business consistent with past practices;

                      (i) made any payments or distributions to its employees, officers or directors except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses;

                      (j) paid or incurred any management or consulting fees, or engaged any consultants, except in the ordinary course of business;

                      (k) hired any employee who has an annual salary in excess of $35,000, or employees with aggregate annual salaries or wages in excess of $70,000;

                      (l) terminated any employee having an annual salary or wages in excess of $35,000 or employees with aggregate annual salaries or wages in excess of $70,000;

                      (m)  adopted any new Employee Benefit Plan;

                      (n)  issued or sold any securities of any class;

                      (o) discharged any liability except in the usual and ordinary course of business in accordance with past practices, or prepaid any liability;

                      (p) paid, declared or set aside any dividend or other distribution on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class; or

                      (q) without limitation by the enumeration of any of the foregoing, entered into any transaction other than in the usual and ordinary course of business in accordance with past practices.

               4.26.  Affiliated Transactions. As of the date hereof, the
                      -----------------------
Company is not a party to any transaction (other than employee compensation and other ordinary incidents of employment) with a "Related Party." For purposes of this Agreement, the term "Related Party" shall mean: any present or former officer or director, 10% stockholder or present affiliate of the Company or any of its Subsidiaries, any present or former known spouse, ancestor or descendant of any of the aforementioned persons or any trust or similar entity for the benefit of any of the foregoing persons. No property or interest in any property (including, without limitation, designs and drawings concerning machinery) which relates to and is or will be necessary or useful in the present or currently contemplated future operation of the Company's business, is presently owned by or leased or licensed by or to any Related Party. Prior to the Closing, all amounts due and owing to or from the Company by or to any of the Related Parties (excluding employee compensation and other incidents of employment) shall be paid in full. Except for the ownership of securities representing less than a 2% equity interest in various publicly traded companies, neither the Company nor, to the Company's or any Stockholder's knowledge, any Related Party has an interest, directly or indirectly, in any business, corporate or otherwise, which relates to the Company's business.

               4.27.  Significant Customers and Employees. The Disclosure
                      -----------------------------------
Statement sets forth an accurate list of the Company's Significant Customers (as defined herein) and Significant Employees (as defined herein). The Company and the Stockholders have no knowledge of any intention by (a) a Significant Customer to terminate its business relationship with the Company or to limit or alter its business relationship with the Company in any material respect; or (b) a Significant Employee to terminate employment with the Company. As used herein,
(w) "Significant Customers" means the 10 largest Company customers, taken as a
     ---------------------
whole, including distributors of the Company's products, measured in terms of sales volume for the most recent fiscal year end; and (x) "Significant Employee"
                                                           --------------------
means the Chief Executive Officer, the President, any Vice President, or any Director of the Company.

               4.28.  Material Adverse Change. Since December 31, 1999, the
                      -----------------------
Company has not suffered or been threatened with any material adverse change in the business, operations, assets, liabilities, financial condition or prospects of the Company.

               4.29.  Bribes. Neither the Company nor, to the Company's or any
                      ------
Stockholder's knowledge, any of its officers, directors, employees, agents or representatives has made, directly or indirectly, with respect to the Company or its business activities, any bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of the Company, payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business. Without limiting the generality of the foregoing, the Company has not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its employees and sales representatives with respect to such sales.

               4.30.  Absence of Indemnifiable Claims, etc. There are no
                      ------------------------------------
pending claims and, to the knowledge of the Company and the Stockholders, no facts that would reasonably entitle any director, officer or employee of the Company to indemnification by the Company under applicable law, the Certificate of Incorporation or By-laws of the Company or any insurance policy maintained by the Company.

               4.31.  No Undisclosed Liabilities. There are no liabilities or
                      --------------------------
obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) of the Company other than

(i) liabilities disclosed or provided for in the Company Financial Statements;
(ii) obligations under contracts and commitments to which the Company is a party; (iii) liabilities which, individually or in the aggregate, are not material to the Company; (iv) liabilities under this Agreement (or contemplated hereby) or disclosed in the Disclosure Statement; and (v) liabilities incurred since December 31, 1999 in the ordinary course of business and consistent with past practices.

          4.32.  No Brokers. The Company has not entered into any contract,
                 ----------
arrangement or understanding with any person or firm which may result in the obligation of the Company or AvantGo, AvantGo Sub or their respective Subsidiaries, if any, to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          4.33.  Disclosure. No representation or warranty of the Company or
                 ----------
the Stockholders contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which such statements are made, not misleading.

                                  ARTICLE V.

                            POST-CLOSING COVENANTS

          5.1.   Tax Matters. The following provisions shall govern the
                 -----------
allocation of responsibility as between the Stockholders, the Company and AvantGo for certain Tax matters following the Closing Date:

                 (a)  Tax Periods Ending on or Before the Closing Date. The
                      ------------------------------------------------
Stockholders shall, at their own expense, accurately prepare or cause to be prepared and timely file or cause to be filed all Returns (and pay all Taxes shown thereon or with respect thereto) with respect to the Company (i) required to be filed on or before the Closing Date; (ii) pertaining to Taxes of or with respect to the Company for which its Tax period ends on or before the Closing Date; and (iii) pertaining to Taxes with respect to which the applicable Tax period ends on or about the Closing Date or by reason of the Closing with respect to any material Returns that are filed after the Closing Date. The Stockholders shall submit such Returns to AvantGo for AvantGo's review and approval (not to be unreasonably withheld or delayed) no later than thirty (30) days prior to the due date thereof. Such Returns shall be prepared in a manner consistent with past practice, except as otherwise required by law. AvantGo shall prepare or cause to be prepared all other Returns of or with respect to the Company; provided, however, that if AvantGo prepares Returns for a Taxable
             --------  -------
period that includes (but does not end on) the Closing Date, AvantGo shall submit drafts of such Returns to the Stockholders for review and shall give the Stockholders a copy of such final Returns.

                 (b)  Control of Tax Audits and Examinations. The Stockholders
                      --------------------------------------
shall not initiate any claim for refund or file any amended Return with respect to any tax period ending on or before the Closing Date without the prior written consent of AvantGo, which consent shall not be unreasonably withheld or delayed. The Stockholders shall be entitled, at their own expense, to control any audit or examination by any Taxing authority and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes of the Company for all Tax periods ending on or before the Closing Date in which the Company was an "S corporation" within the meaning of Code
Section 1361(a); provided, however, that AvantGo shall have the right to participate in any such audit, examination or contest at its own expense; and provided, further, that the Stockholders shall not compromise, settle or resolve such audit, examination or contest without AvantGo's prior written consent, which shall not be unreasonably withheld. AvantGo shall have the responsibility for and shall be entitled, at its own expense (subject to Section 6.3 hereof), to control any audit or examination by any Taxing authority, initiate any claim for refund, file any amended Return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment relating or with respect to any Taxes of the Company for all Tax periods beginning on or after the Closing Date.

                 (c)  Cooperation. Following the Closing Date, each party hereto
                      -----------
agrees to furnish or cause to be furnished to the others, upon request, as promptly as practicable, such information and assistance as is reasonably necessary for the filing of all Returns of or with respect to any of the parties hereto and its subsidiaries, the making of any election related to Taxes of or with respect to any of the parties hereto or any of its subsidiaries, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Return of or with respect to any of the parties hereto or any subsidiary thereof.

                 (d)  Apportionment. For purposes of this Agreement, in the case
                      -------------
of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be apportioned and taken into account consistent with the applicable Tax, as allocated in the preceding sentence. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

          5.2.   Records Retention. AvantGo agrees to retain possession of all
                 -----------------
accounting, business, financial and tax records and information relating to the Company in existence on the Closing Date or coming into existence after the Closing Date which relate to the Company before the Closing Date, until the sixth anniversary of the Closing Date. For a period of four years following the six year period specified above, if AvantGo wishes to destroy such records, AvantGo shall first provide the Stockholders the opportunity to take possession of same. In addition, from and after the Closing Date, AvantGo agrees to afford to the Stockholder and their attorneys, accountants and other representatives, without charge, access upon reasonable notice and during normal business hours, to such books, records, documents and any and all other information relating to the Company existing prior to the date hereof as the Stockholders may reasonably request for any legitimate business purpose.

          5.3. Voting Agreement. The Stockholders agree to vote their shares of
               ----------------
AvantGo Stock as provided in AvantGo's Third Amended and Restated Voting Agreement, dated as of March 8, 2000 (the "Voting Agreement"), for so long as
                                           ----------------
the Voting Agreement is effective. For purposes of the foregoing, the Stockholders shall be deemed "Investors" under the terms of the Voting Agreement and shall have all rights and obligations of other investors thereunder.

          5.4. Employee Matters.
               ----------------

               (a) By operation of law, all of the Company's employees (each an "Employee") shall become employees of the Surviving Corporation at the Closing.
 --------
Nothing in this Agreement shall constitute a guarantee that any Employee shall be entitled to remain in the Surviving Corporation's employ for a specified period of time.

               (b) The Employees of the Surviving Corporation shall receive benefits substantially similar to those offered to AvantGo's similarly situated employees.

               (c) The Surviving Corporation shall credit the Employees with service accrued with the Company prior to the Closing for purposes of determining eligibility and, if applicable, vesting under the Surviving Corporation's benefit plans in which the Employees may become eligible to participate.

                                  ARTICLE VI.

                                INDEMNIFICATION

          6.1. General. From and after the Closing, the parties shall indemnify
               -------
each other as provided in this Article VI; provided, however, that no indemnity
                                           --------  -------
shall be provided hereunder with respect to the matters set forth in the AvantGo Disclosure Statement and the Disclosure Statement.

          6.2. Certain Definitions.  As used in this Article VI, the following
               -------------------
terms shall have the indicated meanings:

               (a)  "Damages" shall mean all liabilities, assessments, Taxes,
                     -------
levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals, that are actually sustained or incurred by an Indemnified Party in connection with the defense or investigation of any claim.

               (b)  "Indemnified Party" shall mean a party hereto who is
                     -----------------
entitled to indemnification from another party hereto pursuant to this Article
VI.

               (c)  "Indemnifying Party" shall mean a party hereto who is
                     ------------------
required to provide indemnification under this Article VI to another party hereto.

               (d)  "Third Party Claims" shall mean any claims for Damages which
                     ------------------
are asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which an Indemnified Party is subject.

          6.3. The Stockholders' Indemnification Obligations. Each of the
               ---------------------------------------------
Stockholders shall severally, but not jointly, indemnify, save and keep AvantGo, AvantGo Sub, the Surviving Corporation, each of their respective Subsidiaries, their respective successors and permitted assigns and their officers, directors, employees, agents and affiliates (each an "AvantGo Indemnitee" and collectively
                                           ------------------
the "AvantGo Indemnitees"), forever harmless against and from all Damages
     -------------------
sustained or incurred by any AvantGo Indemnitee, as a result of or arising out of: (a) any inaccuracy in or breach of any representation and warranty made by the Company and/or the Stockholders to AvantGo in this Agreement or in any Ancillary Document or made by any Stockholder in the Rep. Letter; and (b) any breach by the Company or the Stockholders of, or failure of the Company or the Stockholders to comply with, any of the covenants or obligations under this Agreement, any Ancillary Document or the Rep. Letter to be performed by the Company or such Stockholders (including without limitation the Stockholders' obligations under this Article VI).

          6.4. AvantGo's Indemnification Obligations. AvantGo shall indemnify,
               -------------------------------------
save and keep the Stockholders and their respective successors and permitted assigns (each a "Seller Indemnitee" and collectively the "Seller Indemnitees"),
                 -----------------                        ------------------
forever harmless against and from all Damages sustained or incurred by any Seller Indemnitee, as a result of or arising out of: (a) any inaccuracy in or breach of any representation and warranty made by AvantGo or AvantGo Sub to the Company in this Agreement or in any AvantGo Ancillary Document; and (b) any breach by AvantGo or AvantGo Sub of, or failure by AvantGo or AvantGo Sub to comply with, any of the covenants or obligations under this Agreement or any AvantGo Ancillary Document to be performed by AvantGo or AvantGo Sub (including without limitation AvantGo or AvantGo Sub's obligations under this Article VI).

          6.5. Limitation on Indemnification Obligations.
               -----------------------------------------

               (a) All representations, warranties, covenants and obligations contained in this Agreement, the AvantGo Ancillary Documents, the Ancillary Documents and the Rep. Letter shall survive the Closing for a period of two (2) years from the Effective Time; provided, however, that the representations and warranties set forth in Section 4.13 of this Agreement shall survive until the expiration of the applicable statute of limitations (the "Survival Period"). A
                                                          ---------------
claim by an AvantGo Indemnitee or a Seller Indemnitee for indemnification under this Article VI for Damages incurred during the Survival Period must be asserted within the Survival Period.

               (b) Notwithstanding anything to the contrary contained herein, the Stockholders shall not be obligated to indemnify any AvantGo Indemnitee pursuant to Section 6.3 hereof until the total of all Damages under Section 6.3 exceeds $200,000, in the aggregate (the "Basket Amount"), and after such Damages exceed the Basket Amount, the Stockholders shall only be obligated to indemnify the AvantGo Indemnitee for all Damages that exceed the Basket Amount; provided, however, that the Stockholders shall not be obligated to indemnify the AvantGo Indemnitees under Section 6.3 for any Damages in excess of $15,700,000, in the aggregate. The liability of any Stockholder for an indemnification claim under this Article VI shall, in addition to the other limitations set forth herein, be limited to such Stockholder's Proportionate Interest of the aggregate amount of such claim, whether or not any other Stockholder satisfies his obligations in connection with such claim. The AvantGo Indemnitees shall seek reimbursement for Damages first against the Escrow in accordance with the terms of the Escrow Agreement. The AvantGo

Indemnitees can make any claims for Damages in excess of the Escrow against the Stockholders in accordance with the terms of this Agreement; provided, however,
                                                             --------  -------
that such excess claims shall not exceed the limits set forth in this Section 6.5(b).

               (c) Notwithstanding anything to the contrary contained herein, AvantGo shall not be obligated to indemnify any Seller Indemnitee pursuant to
Section 6.4 hereof until the total of all Damages under Section 6.4 exceeds the Basket Amount, and after such Damages exceed the Basket Amount, AvantGo shall only be obligated to indemnify the Seller Indemnitees for all Damages that exceed the Basket Amount; provided, however, that AvantGo shall not be obligated to indemnify the Seller Indemnitees under Section 6.4 for any Damages in excess of $15,700,000 in the aggregate.

               (d) The indemnification provided for in this Article VI shall constitute the sole remedy of any party to the Agreement with respect to (i) breaches by any other party to the Agreement of any of the representations, warranties, agreements or covenants contained in this Agreement, (ii) any events, circumstances or conditions which are the subject of the representations, warranties, covenants or agreements contained in this Agreement, and (iii) any other events, circumstances or conditions relating to the ownership or operation of the Company prior to the Closing Date.

          6.6. Adjustment for Insurance. The amount which an Indemnifying Party
               ------------------------
is required to pay to, for or on behalf of any Indemnified Party pursuant to this Article VI shall be adjusted (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of such Indemnified Party in reduction of the related indemnifiable loss (the "Indemnifiable Loss").
                                                           ------------------
Amounts required to be paid, as so reduced, are hereinafter sometimes called an "Indemnity Payment." If an Indemnified Party shall have received or shall have
 -----------------
had paid on its behalf an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive insurance proceeds in respect of such Indemnifiable Loss, then the Indemnified Party shall pay to the Indemnifying Party the amount of such insurance proceeds or, if lesser, the amount of the Indemnity Payment.

          6.7. Cooperation. Subject to the provisions of Section 6.9, the
               -----------
Indemnifying Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim.

          6.8. Subrogation. The Indemnifying Party shall not be entitled to
               -----------
require that any action be brought against any other person before action is brought against it hereunder by the Indemnified Party and shall not be subrogated to any right of action until it has paid in full or successfully defended against the Third Party Claim for which indemnification is sought.

          6.9. Indemnification Claims Procedures.
               ---------------------------------

               (a) Promptly following the receipt of notice by the AvantGo Indemnitees of a Third Party Claim which the AvantGo Indemnitees believe may result in a demand for indemnification pursuant to Section 6.3 hereof, AvantGo shall notify the Stockholders of such claim. Promptly following the receipt of notice by the Stockholder Indemnitees of a Third Party Claim which the Stockholder Indemnitees believe may result in a demand for indemnification pursuant to

Section 6.4 hereof, the Stockholders shall notify AvantGo of such claim. The party receiving the notice of the Third Party Claim shall notify the other party hereto of such Third Party Claim. The failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the Indemnifying Party is substantially prejudiced as a result of the failure to give such notice. Within thirty (30) days after receipt of the notice by the Indemnifying Party pursuant to the preceding sentence, the Indemnifying Party shall notify the Indemnified Party whether it elects to control the defense of the Third Party Claim. If the Indemnifying Party elects to undertake the defense of such Third Party Claim, it shall do so at its own expense with counsel of its own choosing and it shall acknowledge in writing its obligation to indemnify the Indemnified Party with respect to such Third Party Claim as otherwise set forth in accordance with the provisions of this Article
VI. If the Indemnifying Party elects not to defend the Third Party Claim or fails to pursue such Third Party Claim reasonably diligently, the Indemnified Party shall have the right to undertake, conduct and control the defense of such Third Party Claim through counsel of its own choosing. The party that litigates or contests the Third Party Claim shall keep the other party fully advised of the progress and disposition of such claim and the other party shall cooperate fully with the litigating party and its counsel in the defense of any such claim.

               (b) In the event the Indemnifying Party elects not to undertake the defense of the Third Party Claim or fails to reasonably diligently pursue the defense of such a claim and the Indemnified Party litigates or otherwise contests or settles the Third Party Claim, then, provided that a final determination has been made that the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party shall promptly reimburse the Indemnified Party for all amounts paid to settle such claim or all amounts paid in satisfaction of a judgment against the Indemnified Party in contesting such claim and in providing its right to indemnification hereunder, all in accordance with the provisions of this Article VI. Notwithstanding the foregoing, no settlement of any Third Party Claim shall be made by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

               (c) No Third Party Claim will be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld; provided, however, that if such claim asserts that the Indemnifying Party is jointly and severally liable and the Indemnified Party shall be fully released from all liability relating to such Third Party Claim in connection with such settlement, the Indemnifying Party shall not be required to obtain the consent of the Indemnified Party. If, however, the Indemnified Party refuses to consent to a bona fide offered settlement which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such Third Party Claim free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such event, the Indemnifying Party shall pay to the Indemnified Party the amount of the offer of settlement which the Indemnified Party refused to accept, plus the costs and expenses incurred by the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the offer of settlement, all in accordance with the terms of this Article VI, and, upon the payment or receipt of such amount, as the case may be, the Indemnifying Party shall have no further liability with respect to such Third Party Claim. The Indemnifying Party shall be entitled to recover from the Indemnified Party any additional expenses incurred by such Indemnifying Party as a result of the decision of the Indemnified Party to pursue the matter.

          6.10. Stockholders' Representative.
                ----------------------------

                (a) Gilad Ben-Yoseph (the "Stockholders' Representative"), for and on behalf of the Stockholders, shall have the power to take any and all actions required to be taken by the Stockholders pursuant to this Agreement or the Escrow Agreement, including, without limitation, the power to give and receive notices and communications, to enter into and perform the Escrow Agreement, to make claims for indemnification against AvantGo, to authorize delivery to AvantGo of AvantGo Stock or other property from Escrow in satisfaction of claims by AvantGo, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the foregoing. Effective upon the approval of this Agreement by the Stockholders, the Stockholders individually shall have no power or authority to take any actions against AvantGo or otherwise pursuant to this Agreement or the Escrow Agreement, and all actions of the Stockholders, whether pursuant to this Agreement or the Escrow Agreement, must be taken solely by the Stockholders' Representative. In the event of the death or written resignation (delivered to AvantGo and the Escrow Agent) as Stockholders' Representative of, or refusal to act as Stockholders' Representative by, Gilad Ben-Yoseph, the Stockholders hereby appoint Roey Ben-Yoseph to serve as the successor Stockholders' Representative hereunder. In the event of the death or written resignation (delivered to AvantGo and the Escrow Agent) as Stockholders' Representative of, or refusal to act as Stockholders' Representative by, Roey Ben-Yoseph, the holders of a majority of the shares of AvantGo Stock constituting the Escrow Fund shall serve as the Stockholders' Representative hereunder.

                (b) AvantGo shall have no liability of any kind to any Stockholder as a result of or arising out of any action taken or not taken by the Stockholders' Representative at any time under this Agreement or the Escrow Agreement and each Stockholder hereby releases AvantGo from any such liability. AvantGo may conclusively rely, without any obligation of investigation or inquiry of any kind, on any action taken by the Stockholders' Representative as having been fully authorized and approved by all necessary action by each Stockholder (except such Stockholders, if any, as shall have perfected their dissenter rights under applicable law).

                                 ARTICLE VII.

                              GENERAL PROVISIONS

          7.1.  Notices. All notices required or permitted to be given hereunder
                -------
shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile (with electronic confirmation of receipt), or by nationally recognized private carrier shall be deemed given on the day following such delivery. All notices shall be addressed as follows:

If to AvantGo or AvantGo Sub:                     If to the Stockholders:

AvantGo, Inc.                                     Gilad Ben-Yoseph
1700 South Amphlett Boulevard, Suite 300          904 W. Diversey, Apt. 1W
San Mateo, CA 94402                               Chicago, IL 60614
Attn: CEO
Fax:  [******]

With copies to:                                   With copies to:

Perkins Coie LLP                                  Schiff Hardin & Waite
135 Commonwealth Drive, Suite 250                 6600 Sears Tower
Menlo Park, CA 94025                              Chicago, IL 60606
Attn: Mark Albert                                 Attn: Steve Isaacs
Fax:  [******]                                    Fax:  [******]

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          7.2.  Assignment, Binding Effect. Neither this Agreement nor any of
                --------------------------
the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 1.4, 1.5 and 1.6, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          7.3.  Entire Agreement. This Agreement, the Disclosure Statement, the
                ----------------
AvantGo Disclosure Statement, the No-Shop and Non-Disclosure Agreement dated as of April 24, 2000 between AvantGo and the Company, the Ancillary Documents, the AvantGo Ancillary Documents, and any other documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          7.4.  Amendment. This Agreement may be amended by the parties hereto,
                ---------
by action taken by their respective Boards of Directors, at any time before or after the Stockholders' approval of matters presented in connection with the Merger, but after any such Stockholder approval, no amendment shall be made which by law requires the further approval of Stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          7.5.  Governing Law. This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

          7.6.  Counterparts. This Agreement may be executed by the parties
                ------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          7.7.  Headings. Headings of the Articles and Sections of this
                --------
Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

          7.8.  Interpretation. In this Agreement, unless the context otherwise
                --------------
requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

          7.9.  Waivers. Except as provided in this Agreement, no action taken
                -------
pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          7.10. Incorporation. The Disclosure Statement, the AvantGo Disclosure
                -------------
Statement, and the Exhibits attached hereto as each may be updated pursuant to the terms of this Agreement, are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          7.11. Severability. Any term or provision of this Agreement which is
                ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          7.12. Enforcement of Agreement. The parties hereto agree that
                ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.
                    AVANTGO, INC.,

                    a Delaware corporation


                    By: /s/ Felix Lin
                       ____________________________________
                    Name:  Felix Lin, Chairman


                    GC ACQUISITION, INC.,
                    an Illinois corporation


                    By: /s/ Felix Lin
                       ____________________________________
                    Name:  Felix Lin, Chairman and CEO


                    GLOBALWARE COMPUTING, INC.,
                    an Illinois corporation


                    By: /s/ Gilad Ben-Yoseph
                       ____________________________________
                    Name: Gilad Ben-Yoseph, President

                        /s/ Gilad Ben-Yoseph
                    _______________________________________
                    Gilad Ben-Yoseph

                        /s/ Roey Ben-Yoseph
                    _______________________________________
                    Roey Ben-Yoseph

                        /s/ Yoav Ben-Yoseph
                    _______________________________________
                    Yoav Ben-Yoseph

                 Signature Page - Agreement and Plan of Merger

                                    /s/ Long Barnes
                                   _______________________________________
                                   Long Barnes

                                    /s/ James Joyce
                                   _______________________________________
                                   James Joyce

                 Signature Page - Agreement and Plan of Merger